UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

NuStar Energy L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2330 N. Loop 1604 West

San Antonio, Texas 78248

NOTICE OF SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 5, 2011

To Our Common Unitholders:

A special meeting of our common unitholders will be held on Thursday, May 5, 2011 at 3:00 p.m., Central Time, at 2330 N. Loop 1604 West, San Antonio, Texas 78248 for the following purposes:

•

To approve the NuStar GP, LLC Third Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) increasing the total number of common units available under the Plan to 3.25 million (the “Amendment”);

•	Ratify the appointment of KPMG LLP as NuStar Energy L.P.’s independent registered accounting firm for 2011; and

•	to vote on such other business as may properly come before the special meeting or any postponement or adjournment thereof.

The Amendment will not be effective unless approved by our unitholders. The holders of a majority of our outstanding common units as of the record date represented in person or by proxy at the special meeting will constitute a quorum at the special meeting and permit us to conduct business at the special meeting. Our partnership agreement does not require that we submit the Amendment to our unitholders for a vote. However, the rules of the New York Stock Exchange, or the NYSE, require that the Amendment be approved by a majority of the outstanding common units entitled to vote and represented in person or by proxy at the special meeting. Our general partner may adjourn the special meeting to a later date, if necessary, to solicit additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Amendment.

We have set the close of business on March 9, 2011 as the record date for determining which common unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of unitholders entitled to vote is on file at our principal offices, 2330 N. Loop 1604 West, San Antonio, Texas 78248, and will be available for inspection by any unitholder during the meeting.

Beginning on or about March 22, 2011, we mailed a Notice of Internet Availability of Proxy Materials to our unitholders containing instructions on how to access this proxy statement and vote online and made our proxy materials available to our unitholders over the Internet. The notice also provides instructions on how to request a paper copy of these documents if you desire.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the special meeting, I urge you to authorize your proxy or direct your vote by following the instructions on each of your voting options described in the attached proxy statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Alternatively, if you received printed proxy materials, you may vote your units by Internet, telephone or mail pursuant to the instructions included on the proxy card. Submitting your proxy will not prevent you from attending the special meeting and voting in person. Please note, however, that if you hold your common units through a bank or broker, and you wish to vote in person at the special meeting, you must obtain from your bank or broker a proxy issued in your name. You will retain the right to revoke any proxy at any time before the vote, or to vote your common units personally if you attend the special meeting and are a record holder or in possession of a legal proxy from your broker.

By Order of the Board of Directors,

Curtis V. Anastasio President and Chief Executive Officer NuStar GP, LLC, general partner of NuStar Energy L.P.

2330 N. Loop 1604 West

San Antonio, Texas 78248

PROXY STATEMENT

FOR THE SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON MAY 5, 2011

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Definitions:

Unless otherwise indicated, the terms “Partnership,” “NuStar Energy,” “we,” “our,” and “us” are used in this proxy statement to refer to NuStar Energy L.P. together with our subsidiaries. The terms “Board” and “Board of Directors” refer to the board of directors of our general partner, NuStar GP, LLC. The term “NuStar GP Holdings” refers to NuStar GP Holdings, LLC, the indirect owner of our general partner.

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors to be voted at the special meeting, in lieu of an annual meeting, of unitholders of the Partnership and any adjournments or postponements thereof. The notice of the special meeting, this proxy statement and the accompanying form of proxy are first being sent or given to our unitholders on or about March 22, 2011.

What is a proxy?

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the enclosed proxy card or by voting by Internet or telephone, you are giving the persons who our Board of Directors designated as proxies the authority to vote your common units representing limited partner interests, referred to as “common units,” in the manner that you indicate on your proxy card or by voting by Internet or telephone. The Board of Directors has designated Bradley C. Barron and Amy L. Perry, acting together or singly, to serve as proxies for the special meeting.

When and where will the special meeting be held?

The special meeting in lieu of an annual meeting will be held on Thursday, May 5, 2011 at 3:00 p.m., Central Time, at the Partnership’s offices located at 2330 N. Loop 1604 West, San Antonio, Texas 78248.

What is the purpose of the special meeting?

At the special meeting, our unitholders will consider and vote upon:

•	Approval of the NuStar GP, LLC Third Amended and Restated 2000 Long-Term Incentive Plan increasing the total number of common units available under the Plan to 3.25 million;

•	Ratification of the appointment of KPMG LLP as NuStar Energy L.P.’s independent registered accounting firm for 2011; and

•	such other business as may properly come before the special meeting or any postponement or adjournment thereof.

Who is entitled to vote at the special meeting?

All unitholders who owned common units at the close of business on March 9, 2011, the record date, are entitled to notice of the special meeting and to vote the common units that they held at the close of business on the record date at the special meeting, or any adjournments or postponements thereof. Each common unit is entitled to one vote on each matter properly brought at the special meeting. On the record dated, there were 64,610,549 common units issued and outstanding and entitled to one vote per common unit.

How many common units must be present or represented by proxy at the special meeting to conduct business at the special meeting?

A quorum of unitholders is necessary to hold a valid special meeting. The holders of a majority of our outstanding common units entitled to vote as of the record date represented in person or by proxy at the special meeting will constitute a quorum. All such common units that are present in person or represented by proxy at the special meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

How do I vote my common units if they are registered in my name?

If your common units are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those common units, the unitholder of record and we directly provided these proxy materials to you. Unitholders of record may vote in person at the special meeting or by proxy using the enclosed proxy card, by telephone or electronically through the Internet.

The deadline for unitholders of record to vote by telephone or electronically through the Internet is 11:59 p.m., Eastern Time, on May 4, 2011. Set forth below is a summary of the voting methods which unitholders of record may utilize to submit their votes by proxy:

Vote by Telephone—1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions, Have your proxy card in hand when you call and then follow the instructions.

Vote by Internet—http://www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Mail—Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan to attend the special meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

If you vote by telephone or Internet, you do not need to return your proxy card.

Please note that although there is no charge to you for voting by telephone or Internet, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility. Please note, the telephone and Internet voting procedures available to you are valid forms of granting proxies under the Delaware Revised Uniform Limited Partnership Act and our agreement of limited partnership.

How do I vote my common units if they are held in “street name”?

If your common units are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of common units held in “street name.” The organization holding your common units is considered the unitholder of record for purposes of voting at the special meeting and such organization provided you with these proxy materials.

Broker non-votes may occur when a person holding common units through a bank, broker or other nominee does not provide instructions as to how the units should be voted, and the broker lacks discretionary authority to vote on a particular proposal. Please follow the procedure your broker provides to vote your units. A broker non-vote will have no effect on the vote to approve the Amendment at the special meeting, assuming we have a quorum.

As a beneficial owner of common units held in “street name,” you have the right to direct the organization holding your common units on how to vote the common units held in your account using the voting instructions received from such organization. Your broker will not vote your common units for the Amendment unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions.

You may vote in person at the special meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your common units giving you the right to vote the common units at the special meeting.

What is a broker non-vote?

Brokers holding common units must vote according to specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these units in their discretion for matters that are considered “routine.” However, the NYSE precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on such a proposal. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum. A broker non-vote has no effect when a majority of the voting power of the units present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

The ratification of the appointment of KPMG LLP as our independent registered accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2) is a matter considered routine under applicable NYSE rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The approval of the Amendment to the Plan (Proposal No. 1) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore an undetermined number of broker non-votes may occur on Proposal No. 1.

What can I do if I change my mind after I vote?

If you are a unitholder of record, you can revoke your proxy at any time before it is voted at the special meeting by:

•	sending a written notice of revocation to Amy L. Perry at NuStar Energy L.P., 2330 N. Loop 1604 West, San Antonio, Texas 78248 before taking of the vote at the special meeting;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or Internet, in a timely manner; or

•	voting by ballot at the special meeting.

Please note that attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically so request as described above. If you have instructed your broker how to vote your common units and wish to change those instructions before the vote at the special meeting, you must follow the directions received from your broker.

All common units for which proxies have been properly submitted and not revoked will be voted at the special meeting.

Will my proxy confer any discretionary voting authority?

Whether or not you are able to attend the special meeting, you are urged to complete and return your proxy, which will be voted as you direct on your proxy when properly completed. If you sign your proxy card and return it without indicating how you would like to vote your common units, your proxy will be voted as the board of directors recommends, which is:

•	“FOR” the NuStar GP, LLC Third Amended and Restated 2000 Long-Term Incentive Plan increasing the total number of common units available under the Plan to 3.25 million; and

•	“FOR” the ratification of the appointment of KPMG LLP as NuStar Energy L.P.’s independent registered accounting firm for 2011.

The Board of Directors is not aware of any other matters that will come before the special meeting or any postponement or adjournment of the special meeting. If any other matters properly come before the special meeting or any postponement or adjournment of the special meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

In addition, the proxy confers discretionary authority to vote with respect to matters incident to the conduct of the meeting.

What vote is required to approve the Amendment of the Plan and ratify the appointment of KPMG LLP?

The ratification of the approval of the Amendment of the Plan, the appointment of KPMG LLP and the approval of any other business as may properly come before the special meeting, or any postponement or adjournment thereof, requires the affirmative vote of a majority of the issued and outstanding common units entitled to vote and that are present in person or by proxy at the special meeting. Under Delaware law, an abstention on any of these proposals will have the same legal effect as an “against” vote. A broker non-vote will not be counted as having been voted on, or as a vote “against,” the proposal to approve the Amendment of the Plan or the approval of any other business as may properly come before the special meeting, or any postponement or adjournment thereof.

Who is paying for this proxy solicitation?

We will bear the cost of preparing, printing and mailing the proxy materials. In addition to mailing the proxy materials, proxies may be solicited by directors, officers, and employees of our general partner in person or by telephone, who will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

We have retained Georgeson, a firm experienced in the solicitation of proxies on behalf of public companies, to assist in the proxy solicitation process at a fee of approximately $9,500. In addition, we have agreed to pay Georgeson $5 for each call it receives from or makes to individual record holders or non-objecting beneficial owners. We have also agreed to reimburse Georgeson for certain costs and expenses and to indemnify it for any claims or liabilities it may incur as a result of the proxy solicitation.

Additional Questions and Information

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your units, you should contact:

NuStar Energy L.P.

2330 North Loop 1604 West

San Antonio, Texas 78248

Attention: Amy L. Perry

Vice President, Assistant General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 5, 2011

The Notice of Special Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2010 are available at www.nustarenergy.com.

PROPOSAL 1

THE PLAN AND AMENDMENT

Approval of the Plan and Amendment

Our general partner, NuStar GP, LLC, maintains the Plan. The Board of Directors approved an amendment and restatement of the Plan that, assuming it is approved by the common unitholders as a result of this Proxy Statement, will be effective as of May 1, 2011. The essential features of the Plan, as amended by the Amendment, are summarized below.

The Board believes that increasing the total number of common units available for awards under the Plan is necessary to ensure that a sufficient and reasonable number of common units will be available to fund our compensation programs to: (i) aid in the retention of key employees who are important to our success; (ii) motivate employee and director contributions through equity ownership in us; (iii) align potential increases in compensation to our financial results that generally drive the value of our common units; and (iv) pay our directors. If the Amendment is not approved, we will not have sufficient common units available under the Plan for long-term compensation awards to our employees and directors, consistent with our prior practices.

The Amendment would also contain a related technical amendment to reflect that, historically, NuStar Energy has purchased common units in the open market, rather than issued new common units.

The Amendment would amend the Plan:

•	to increase the number of common units available for issuance under the Plan from 1,500,000 common units (of which 112,368 remain available for grant) to 3,250,000 common units; and

•

to provide that, consistent with past practice, any common units delivered under the Plan shall consist, in whole or in part, of common units acquired in the open market, from any affiliate, the Partnership or any other person, or any combination of the foregoing, as determined by the Committee in its discretion, rather than of newly issued common units.

Purpose

The Plan is intended to promote the interests of the Partnership by providing to employees and directors of NuStar GP, LLC and its affiliates who perform services for the Partnership and its subsidiaries incentive awards for superior performance that are based on common units. The Plan is also intended to enhance NuStar GP, LLC’s and its affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.

The Partnership is seeking unitholder approval of the Amendment in order to comply with New York Stock Exchange requirements.

Plan Provisions

The Plan provides for the grant of options to acquire common units and restricted units representing limited partner interests in the Partnership (“Units”). The Plan also provides for Performance Awards in the form of cash or units. In certain cases restricted units may be granted in tandem with a distribution equivalent right (“DER”), which is a contingent right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such restricted unit is outstanding.

Administration.    The Plan is administered by the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan (the “Committee”). Annual grant levels for participants in the Plan are recommended by the Chief Executive Officer of NuStar GP, LLC, subject to the review and approval of the Committee.

Subject to the express provisions of the Plan, the Committee is authorized to: (i) designate participants in the Plan; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of Units to be covered by an award; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled, exercised, canceled or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an award made under the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary for the administration of the Plan.

Units Available for Awards.    The number of Units available under the Plan will be 3,250,000 (pending unitholder approval) subject to certain adjustments, as provided below. If an award is forfeited or otherwise expires without the delivery of Units to the participant, the Units subject to the forfeiture, termination, or cancellation will again be available for subsequent grant under the Plan. If the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may adjust (1) the number and type of Units with respect to which awards may be granted; (2) the number and type of Units subject to outstanding awards; and (3) if deemed appropriate, make a provision for a cash payment to the holder of an outstanding award. The number of Units subject to an award is required to be a whole number.

Eligibility.    As determined by the Committee, any employee or director of NuStar GP, LLC or an Affiliate is eligible to receive awards under the Plan. An “Affiliate” generally means an entity controlled by or under common control with NuStar GP, LLC. The terms and conditions of awards need not be the same with respect to each participant. The grant of an award does not give a participant the right to be retained in the employ of NuStar GP, LLC or any of its Affiliates or to remain on the Board.

Awards.    Awards under the Plan may, in the discretion of the Committee, be granted alone or in addition to, or in tandem with, any other award granted under the Plan. In addition to Performance Cash, which is a cash award conditioned upon the attainment of one or more performance goals, the Plan provides that the following awards may be granted:

Options.    The Committee has the authority to determine the employees and directors to whom options shall be granted, the number of Units to be covered by each option, the purchase price for each option and the conditions and limitations applicable to the exercise of the option.

Each option granted under the Plan will be evidenced by a grant agreement in such form as the Committee prescribes, which sets forth the terms of the option and the rights and obligations of the Partnership and the participant.

In general, the Plan provides that the option price per Unit may not be less than 100% of the fair market value of a Unit on the date of the option grant.

The Committee also determines the restricted period (the time or times at which an option may be exercised in whole or in part) and the method or methods by which a participant may pay the exercise price.

Once an option (or any portion) becomes vested in accordance with the foregoing schedule, the option (or such portion) remains exercisable for a period of ten years from the date of vesting, or for a shorter period specified by the Committee or the grant agreement.

An option is not assignable or transferable by the participant other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option is exercisable only by the participant. The Plan provides that options may be exercised in certain circumstances following a participant’s termination of employment, including termination as a result of the participant’s death, disability or retirement.

No participant will have any rights of a unitholder with respect to any Units covered by an option until the participant has exercised the option, paid the option purchase price and has been issued such Units.

Restricted Units.    The Committee has the authority to grant phantom units under the Plan, which is equivalent in value and in dividend and interest rights to a Unit, and which upon or following vesting entitles the participant to receive a Unit (each, a “Restricted Unit”). The Committee has the authority to determine the employees and directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such participant, the duration of the restricted period (if any) and the conditions under which the Restricted Units may vest (which may be immediate upon the grant of the Restricted Unit, or may be Performance Units, which is a Unit conditioned upon the attainment of one or more performance goals). The Committee may also include a tandem grant of a DER that entitles the participant to receive cash equal to any cash distributions made on Units prior to the vesting of the Restricted Units, which may be paid directly to the participant, be credited to a bookkeeping account or be subject to additional restrictions determined by the Committee.

Each Restricted Unit granted under the Plan will be evidenced by a grant agreement in such form as the Committee prescribes, which sets forth the terms of the option and the rights and obligations of the Partnership and the participant.

A Restricted Unit is not assignable or transferable by the participant other than by will or by the laws of descent and distribution. During the lifetime of the participant, a Restricted Unit is exercisable only by the participant. The Plan provides that Restricted Units may vest in certain circumstances following a participant’s termination of employment, including termination as a result of the participant’s death, disability or retirement.

Change or Control or Sale of Significant Assets.    Upon a change of control of NuStar GP Holdings or NuStar GP, LLC, all awards granted under the Plan automatically vest and become payable or exercisable, as the case may be, in full.

A “change of control” occurs upon one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of NuStar GP, LLC or the Partnership to any person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by NuStar GP Holdings and its Affiliates or by NuStar GP, LLC;

(2) the consolidation or merger of the Partnership or NuStar GP, LLC with or into another entity pursuant to a transaction in which the outstanding voting interests of NuStar GP, LLC is changed into or exchanged for cash, securities or other property, other than any such transaction where:

(a) all outstanding voting interests of NuStar GP, LLC are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and

(b) the holders of the voting interests of NuStar GP, LLC immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, NuStar GP Holdings retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent;

(3) a person or group becomes a beneficial owner of more than 50% of all voting interests of NuStar GP, LLC or NuStar GP Holdings then outstanding; or

(4) in the case of NuStar GP Holdings, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in NuStar GP Holdings cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger or other form of business transaction or series of business transactions.

In the event NuStar GP, LLC or the Partnership sells or otherwise disposes of a significant portion of the assets under its control, and as a consequence of the disposition (1) a participant’s employment is terminated by the Partnership, NuStar GP, LLC or their Affiliates without cause or by the participant for good reason or (2) as a result of such sale or disposition, the participant’s employer shall no longer be the Partnership, NuStar GP, LLC or one of their Affiliates, then all of such participant’s awards under the Plan shall automatically vest and become payable or exercisable, as the case may be, in full.

Amendment and Termination.    The Committee has authority to amend, alter, suspend, discontinue or terminate the Plan except to the extent prohibited by applicable law or the rules of the New York Stock Exchange, the principal securities exchange on which the Units are traded. The Committee may waive any conditions or rights under, amend any terms of, or alter any award granted.

Federal Tax Consequences

The following is a general description of the federal income tax consequences of options and the Restricted Units granted under the Plan. It is a general summary only. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

Options granted under the Plan are non-statutory options under the Internal Revenue Code. There are no federal income tax consequences to participants, the Partnership or NuStar GP, LLC upon the grant of an option under the Plan. Generally, upon the exercise of options, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Units at the time of exercise over the purchase price of the option. The participant will recognize ordinary compensation income when distribution equivalents are paid to the participant. The Partnership generally will be entitled to a corresponding federal income tax deduction.

Upon the sale of Units acquired by exercise of an option, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the Units were held). The participant’s adjusted tax basis in the Units will be the purchase price plus the amount of ordinary income recognized by the participant at the time of exercise of the option, adjusted for intervening Partnership gains or losses and distributions.

A Restricted Unit awarded under the Plan represents the right of the participant to receive one Unit upon the satisfaction of the conditions necessary for the vesting. As Restricted Units are awarded and administered under the Plan, there are no federal income tax consequences to participants, the Partnership or NuStar GP, LLC upon the award of a Restricted Unit. Generally, upon the vesting of Restricted Units, the participants will recognize ordinary compensation income in an amount equal to the fair market value of the Units received. The participant will recognize ordinary compensation income when distribution equivalents are paid to the participant. The Partnership generally will be entitled to a corresponding federal income tax deduction.

Upon the sale of Units acquired from the vesting of Restricted Units, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the Units were held). The participant’s adjusted tax basis in the Units will be the amount of ordinary income recognized by the participant at the time of receipt of each of the Units from the vesting of the Restricted Units, adjusted for intervening Partnership gains or losses and distributions.

New Plan Benefits

Because the Plan is discretionary, benefits or amounts to be received by individual grantees in the future are not determinable. The following table sets forth information concerning the Restricted Unit and performance unit awards made during 2010 pursuant to the Plan to (a) the chief executive officer and the four most highly compensated officers as of the end of the last fiscal year, (b) all current executive officers as a group, (c) all current directors who are not executive officers as a group, and (d) all employees, including all current officers and directors who are not executive officers, as a group.

Name and Position	Restricted Units	Performance Units
Curtis V. Anastasio	6,900	5,230
Steven A. Blank	3,065	2,350
James R. Bluntzer	2,750	2,110
Paul W. Brattlof	2,345	1,800
Mary Rose Brown	2,750	2,110
Executive Group(1)	23,430	17,830
Non-Executive Director Group	3,938	-
Non-Executive Officer Employee Group	164,580	1,500

(1)	The current executive officers are: Curtis V. Anastasio, Bradley C. Barron, Steven A. Blank, James R. Bluntzer, Paul W. Brattlof, Mary Rose Brown, Daniel S. Oliver, and Thomas R. Shoaf.

Awards Granted Under the Plan

As of March 1, 2011, out of the 1,500,000 Units authorized for grant under the Plan, an aggregate of 1,387,632 Units (net of cancellations) have been awarded, and 112,368 Units remained available for grant. If the Amendment to the Plan is approved, the total number of Units that may be issued will be 3,250,000 Units, meaning that 1,862,368 Units will be available for grant under the Plan, as amended by the Amendment.

No grants have been made that are subject to unitholder approval of the Amendment to the Plan. Because grants under the Plan are discretionary, it is not possible at present to predict the number of grants or the persons to whom grants will be made in the future under the Plan.

The last sales price of the Partnership’s Units on March 1, 2011 was $70.07 per Unit.

Text of the Plan

The full text of the Plan, marked to show the Amendment, is attached as Appendix A to this Proxy Statement. The statements made in this Proxy Statement with respect to the Amendment should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Plan attached as Appendix A to this Proxy Statement.

Vote Required

The approval of the Amendment of the Plan requires the affirmative vote of a majority of the issued and outstanding common units entitled to vote and that are present in person or by proxy at the special meeting. Under Delaware law, an abstention on this proposal will have the same legal effect as an “against” vote. A broker non-vote will not be counted as having been voted on, or as a vote “against,” the proposal.

Recommendation

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF OUR GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE PLAN.

INTERESTS OF CERTAIN PERSONS IN THE AMENDMENT

Employees of NuStar GP, LLC or any of its subsidiaries or affiliates and the members of the Board are eligible to receive awards under the Plan. Accordingly, the member of the Board and the executive officers of NuStar GP, LLC have a substantial interest in the passage of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF NUSTAR GP, LLC

The following table sets forth ownership of NuStar Energy L.P. units and NuStar GP Holdings, LLC units by directors and executive officers of NuStar GP, LLC as of March 1, 2011. Unless otherwise indicated in the notes to the table, each of the named persons and members of the group has sole voting and investment power with respect to the units shown:

Name of Beneficial Owner (a)	Units Beneficially Owned (b)	Units under Exercisable Options (c)	Percentage of Outstanding Units (d)	NuStar GP Holdings, LLC Units Beneficially Owned	NuStar GP Holdings, LLC Units under Exercisable Options	Percentage of Outstanding Units (e)
William E. Greehey	1,240,945	0	1.917%	7,183,803	0	16.841%
Curtis V. Anastasio	83,024	67,675	*	71,915	18,767	*
J. Dan Bates	5,898	0	*	2,000	0	*
Dan J. Hill	10,795	0	*	8,000	0	*
Stan McLelland	6,207	0	*	18,092	0	*
Rodman D. Patton	13,957	0	*	10,000	0	*
Bradley C. Barron	11,191	4,935	*	10,005	11,667	*
Steven A. Blank	34,389	33,566	*	44,777	13,667	*
James R. Bluntzer	14,804	18,290	*	31,924	11,667	*
Paul R. Brattlof	15,388	1,020	*	11,720	11,667	*
Mary Rose Brown	16,933	1,020	*	52,135	11,667	*
Daniel S. Oliver	8,296	600	*	3,279	0	*
Thomas R. Shoaf	7,684	4,425	*	5,083	8,567	*

All directors and officers as a group(13)	1,478,426	131,531	2.487%	7,451,311	87,669	17.674%

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(a)	The business address for all beneficial owners listed above is 2330 N. Loop 1604 West, San Antonio, Texas 78248.

(b)	This column includes units issued under NuStar Energy’s long-term incentive plans. Restricted units granted under NuStar GP, LLC’s long-term incentive plans are rights to receive NuStar Energy L.P. units upon vest and, as such, may not be disposed of or voted until vested. The column does not include units that could be acquired under options, which information is set forth in the next column.

(c)	This column discloses units that may be acquired within 60 days of December 31, 2010 through the exercise of unit options.

(d)	As of March 1, 2011, 64,610,549 NuStar Energy L.P. units were issued and outstanding. There are no classes of equity securities of NuStar Energy outstanding other than the units. The calculation for Percentage of Outstanding units includes units listed under the captions “Units Beneficially Owned” and “Units under Exercisable Options.”

(e)	As of March 31, 2011, 42,568,316 NuStar GP Holdings, LLC’s units were issued and outstanding. The calculation for Percentage of Outstanding Units includes units listed under the captions “NuStar GP Holdings, LLC Units Beneficially Owned” and “NuStar GP Holdings, LLC Units under Exercisable Options.” column does not include units that could be acquired under options, which information is set forth in the next column.

(c)	This column discloses units that may be acquired within 60 days of December 31, 2010 through the exercise of unit options.

(d)	As of March 1, 2011, 64,610,549 NuStar Energy L.P. units were issued and outstanding. There are no classes of equity securities of NuStar Energy outstanding other than the units. The calculation for Percentage of Outstanding units includes units listed under the captions “Units Beneficially Owned” and “Units under Exercisable Options.”

(e)	As of March 31, 2011, 42,568,316 NuStar GP Holdings, LLC’s units were issued and outstanding. The calculation for Percentage of Outstanding Units includes units listed under the captions “NuStar GP Holdings, LLC Units Beneficially Owned” and “NuStar GP Holdings, LLC Units under Exercisable Options.”

Except as otherwise indicated, the following table sets forth certain information as of March 1, 2011 with respect to each entity known to us to be the beneficial owner of more than 5% of our outstanding units.

Name and Address of Beneficial Owner	Units	Percentage of Units (2)
NuStar GP Holdings(1) 2330 North Loop 1604 West San Antonio, Texas 78248	10,262,136	15.883%

Tortoise Capital Advisors, L.L.C.	3,420,520	5.3%

(1)	NuStar GP Holdings owns the units through its wholly owned subsidiaries, NuStar GP, LLC and Riverwalk Holdings, LLC. NuStar GP Holdings controls voting and investment power of the units through these wholly owned subsidiaries.

(2)	Assumes 64,610,549 units outstanding.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion and such other matters the Committee deemed relevant and appropriate, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Dan J. Hill (Chairman)
J. Dan Bates
Rodman D. Patton

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our philosophy for compensating our named executive officers (NEOs) is based on the belief that a significant portion of executive compensation should be incentive-based and determined by both NuStar Energy’s and the executive’s performance objectives. Our executive compensation programs are designed to accomplish the following long-term objectives:

•	increase value to unitholders, while practicing good corporate governance;

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results;

•	provide the Committee with the flexibility to respond to the continually changing environment in which NuStar Energy operates;

•	align executive incentive compensation with NuStar Energy’s short- and long-term performance results; and

•	provide market-competitive compensation and benefits to enable us to recruit, retain and motivate the executive talent necessary to produce sustainable, superior growth for our unitholders.

Compensation for our NEOs primarily consists of base salary, an annual incentive bonus and long-term, equity-based incentives. Our executives participate in the same group benefit programs available to our salaried employees in the United States. In addition, see “Post-Employment Benefits” below. Our executives do not have employment or severance agreements, other than the change-of-control agreements described below in “Potential Payments Upon Termination or Change of Control.” The Committee targets base salary for our NEOs, as well as annual incentive bonus and long-term incentive awards (expressed, in each case, as a percentage of base salary), at or near the median of our peer group and after reviewing survey data for a group of 825 industrial companies. In each case, an executive’s salary and incentive opportunities are determined by the unique responsibilities of his or her position and by each executive’s experience and performance, with the market information in mind.

Our NEOs for the year ended December 31, 2010 were: Curtis V. Anastasio, Steven A. Blank, James R. Bluntzer, Paul W. Brattlof and Mary Rose Brown.

Administration of Executive Compensation Programs

Our executive compensation programs are administered by the Committee. The Committee is composed of three independent directors who are not participants in our executive compensation programs. Policies adopted by the Committee are implemented by our compensation and benefits staff.

Annually, the Committee reviews market trends in compensation, including the practices of identified competitors, and the alignment of the compensation program with NuStar Energy’s strategy. Specifically, for executive officers, the Committee:

•	establishes and approves target compensation levels for each executive officer;

•	approves company performance measures and goals;

•	determines the mix between cash and equity compensation, short-term and long-term incentives and benefits;

•	verifies the achievement of previously established performance goals; and

•	approves the resulting cash or equity awards to executives.

In making determinations about total compensation for executives, the Committee takes into account a number of factors, including: the competitive market for talent; compensation paid at peer companies; NuStar Energy’s performance; the particular executive’s role, responsibilities, experience and performance; and retention. The Committee also considers other equitable factors such as the role, contribution and performance of an individual executive relative to the executive’s peers at the company. The Committee does not assign specific weight to these factors, but rather makes a subjective judgment taking all of these factors into account.

The Committee has retained BDO Seidman, LLP (BDO) as its independent compensation consultant with respect to executive compensation matters. In its role as advisor to the Committee, BDO was retained directly by the Committee, which has the authority to select, retain and/or terminate its relationship with a consulting firm.

Selection of Compensation Comparative Data

The Committee relies upon two primary sources of competitive compensation data in assessing base salary rates, annual incentive compensation and long-term incentive compensation: a group of master limited partnerships and other companies in our industry and broader survey data on comparably sized entities.

To establish compensation for the NEOs, including the CEO, the Committee, in consultation with management and BDO, identified a specific group of 14 master limited partnerships and three independent, regional refining companies to evaluate competitive rates of compensation (the Compensation Comparative Group). The three refining companies, Frontier Oil Corporation, Holly Corporation and Western Refining Inc., were added to our prior peer list in 2008 to account for our acquisition of asphalt refining and marketing assets from CITGO Asphalt Refining Company in March 2008. Each of these organizations is in our industry, and, in our opinion, competes with us for executive talent. The competitive data for these companies is derived from their respective publicly filed annual proxy statements or annual reports on Form 10-K.

Company	Ticker
1. Boardwalk Pipeline Partners	BWP
2. Buckeye Partners LP	BPL
3. Copano Energy LLC	CPNO
4. Crosstex Energy LP	XTEX
5. Enbridge Energy Partners LP	EEP
6. Energy Transfer Partners	ETP
7. Enterprise Product Partners LP	EPD
8. Kinder Morgan Energy LP	KMP
9. Magellan Midstream Partners LP	MMP
10. Mark West Energy Partners	MWE
11. ONEOK Partners, L.P.	OKS
12. Plains All American Pipeline LP	PAA
13. Regency Energy Partners	RGNC
14. Sunoco Logistics Partners LP	SXL
15. Frontier Oil Corporation*	FTO
16. Holly Corporation*	HOC
17. Western Refining Inc.*	WNR

*	Added in 2008

The Committee also periodically reviews survey data reported on a position-by-position basis to ascertain additional information regarding compensation of comparable positions. The survey data consists of general industry data for executive positions reported in the Towers Perrin Executive Compensation General Industry database, a proprietary compensation database of an approximate 825 U.S. industrial companies that is updated each year. In 2009, BDO reviewed and interpreted the tabular data from the Towers Perrin survey for companies in a range of reported revenues comparable to NuStar Energy’s. We refer to the competitive survey data, together with the Compensation Comparative Group data, as the Compensation Comparative Data.

Process and Timing of Compensation Decisions

The Committee reviews and approves all compensation for the NEOs. Recommendations regarding compensation for NEOs other than the CEO are developed by the CEO in consultation with BDO. In making these recommendations, the CEO considers the Compensation Comparative Data and evaluates the individual performance of each named executive officer and their respective contributions to the Company. The recommendations are then reviewed by the Committee, which may accept the recommendations or may make adjustments to the recommended compensation based on their own assessment of the individual’s performance and contributions to NuStar Energy.

As required by the Committee’s charter, the compensation of the CEO is reviewed and approved by the Committee based on the Compensation Comparative Data; discretionary adjustments may be made based upon their independent evaluation of the CEO’s performance and contributions.

Each July, the Committee reviews the NEOs’ total compensation, including base salary and the target levels of annual incentive and long-term incentive compensation. Prior to 2010, the review has included a comparison with competitive market data provided by BDO, an evaluation of the total compensation of the executive officer group from an internal equity perspective and reviews of reports on the compensation history of each executive. Based on these reviews and evaluations, the Committee established annual salary rates for executive officer positions for the upcoming 12-month period and sets target levels of annual incentive and long-term incentive compensation. Although the target levels are established in July, the long-term incentives are reviewed again at the time of grant, typically in the fourth quarter for unit options and restricted units and in the first quarter for performance units. The Committee may also review salaries or grant long-term incentive awards at other times during the year because of new appointments, promotions or other extraordinary circumstances.

The following table summarizes the approximate timing of some of our significant compensation events:

Event	Timing
Establishing financial performance objectives for current year’s annual incentive bonus; evaluating achievement of bonus metrics in prior year	First quarter

Review and certify financial performance for performance units granted in prior years; grant performance units	First quarter

Review base salaries for executive officers for the current year and targets for annual incentive bonus and long-term incentive grants	Third quarter

Consider grant of restricted unit and unit options to employees and officers and grant restricted units to directors	Fourth quarter

Setting meeting dates for action by the Committee for the upcoming year	Fourth quarter

Additional information regarding the timing of 2010 long-term incentive grants is discussed below under “Performance Units” and “Restricted Units.”

Elements of Executive Compensation

General

Our executive compensation programs currently consist of the following material elements:

•	base salaries;

•	annual incentive bonuses;

•	long-term equity-based incentives, including:

•	performance units; and

•	restricted units;

•	medical and other insurance benefits, retirement benefits and other perquisites.

We use base salary as the foundation for our executive compensation program. We believe that base salary should provide a fixed level of competitive pay that reflects the executive officer’s primary duties and responsibilities, as well as a foundation for incentive opportunities and benefit levels. Our annual incentive bonuses are designed to focus our executives on NuStar Energy’s attainment of our distributable cash flow (DCF), which is widely regarded among the master limited partnership (MLP) investment community as a significant determinant of an MLP’s unit price. Our long-term equity incentive awards are designed to directly tie an executive’s financial reward opportunities with the rewards to unitholders, as measured by long-term unit price performance and payment of distributions. We use the term “Total Direct Compensation” to refer to the sum of an executive officer’s base salary, annual incentive bonus and long-term incentive awards for a particular fiscal year. We also offer group medical benefits that allow employees (including NEOs) affordable coverage at group rates, as well as pension benefits that reward continued service and a thrift plan that provides a tax-advantaged savings opportunity.

Relative Size of Primary Elements of Compensation

In setting executive compensation, the Committee considers the aggregate amount of compensation payable to an executive officer and the form of the compensation. The Committee seeks to achieve the appropriate balance between salary, cash rewards earned for the achievement of company and personal objectives and long-term incentives that align the interests of our executive officers with those of our unitholders. The size of each element is based on competitive market practices, as well as company and individual performance.

The level of incentive compensation typically increases in relation to an executive officer’s responsibilities, with the level of incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executives. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term unit price performance more closely aligns the executive officer’s interests with those of our unitholders.

Because we place such a large proportion of our total executive compensation at risk in the form of variable pay (i.e. annual and long-term incentives), the Committee does not adjust current compensation based upon realized gains or losses from prior incentive awards. For example, we will not reduce the size of a target long-term incentive grant in a particular year solely because NuStar Energy’s unit price performed well during the immediately preceding years. We believe that adopting a policy of making such adjustments would penalize management’s current compensation for NuStar Energy’s prior success.

The following table summarizes the relative size of base salary and incentive compensation targets for 2010 for each of our NEOs:

	Target Percentage of Total Direct Compensation
Name	Base Salary (%)	Annual Incentive Bonus	Long-Term Incentives	TOTAL
Anastasio	29	24	47	100
Blank	40	20	40	100
Bluntzer	40	20	40	100
Brattlof	42	20	38	100
Brown	40	20	40	100

Individual Performance and Personal Objectives

The Committee evaluates our NEOs’ individual performance and personal objectives with input from our CEO. Our CEO’s performance is evaluated by the Committee in consultation with other members of the Board.

Assessment of individual performance may include objective criteria, but is a largely subjective process. The criteria used to measure an individual’s performance may include use of quantitative criteria (e.g., execution of projects within budget, improving an operating unit’s profitability, or timely completion of an acquisition or divestiture), as well as more qualitative factors, such as the executive officer’s ability to lead, ability to communicate and successful adherence to NuStar Energy’s core values (i.e., environmental and workplace safety, integrity, work commitment, effective communication and teamwork). There are no specific weights given to any of these various elements of individual performance.

We use our evaluation of individual performance to supplement our objective compensation criteria and adjust an executive officer’s recommended compensation. For example, although an individual officer’s indicated bonus may be calculated to be $100,000, an individual performance evaluation might result in a reduction or increase of that indicated bonus.

Base Salaries

The base salaries for our executive officers are reviewed annually by the Committee based on recommendations of our CEO, with input from BDO and our compensation and benefits staff. Our CEO’s base salary is reviewed and approved by the Committee based on its review of recommendations by BDO and our compensation and benefits staff.

The competitiveness of base salaries for each executive position is determined by an evaluation of the compensation data described above. Base salaries may be adjusted to achieve what is determined to be a reasonably competitive level or to reflect promotions, the assignment of additional responsibilities, individual performance or the performance of NuStar Energy. Salaries are also periodically adjusted to remain competitive with the Compensation Comparative Data.

In July 2010, our NEOs received the same 3% adjustment to annualized base salaries that was approved for all eligible employees.

Name	Annualized Base Salary at December 31, 2010	July 2010 Increase to Prior Annualized Base Salary
Anastasio	$488,000	$14,200
Blank	351,130	10,230
Bluntzer	314,670	9,170
Brattlof	298,290	8,690
Brown	314,670	9,170

Annual Incentive Bonus

Our NEOs participate in the annual incentive plan in which all domestic company employees participate. Under the plan, participants can earn annual incentive bonuses based on the following three factors:

•

The individual’s position, which is used to determine a targeted percentage of annual base salary that may be awarded as incentive bonus. Generally, the target amount for the NEOs is set following the analysis of market practices in the Compensation Comparative Group and a determination of the median bonus target available to comparable executives in those companies;

•	NuStar Energy’s attainment of specific quantitative financial goals, which are established by the Committee during the first quarter of the year; and

•	A discretionary evaluation by the Committee of both NuStar Energy’s performance and, in the case of the NEOs, the individual executive’s performance.

The following table shows the percentage of each NEO’s salary paid in 2010 that represents his or her annual bonus target for the fiscal year ended December 31, 2010, before discretionary adjustments, as discussed below:

Name	Annual Incentive Bonus Target as a Percentage of Base Salary
Anastasio	80
Blank	50
Bluntzer	50
Brattlof	50
Brown	50

Determination of Annual Incentive Target Opportunities

As stated above, each named executive officer has an annual incentive opportunity generally based on a stated percentage of his or her base salary. This target proportion is the annual incentive award for achieving a 100% score on our stated financial goal under the bonus plan. For example, Mr. Anastasio has a target annual incentive opportunity equal to 80% of his base annual salary. Mr. Anastasio was paid $480,900 in salary for 2010, and therefore, his target annual incentive opportunity for a 100% score was $384,700. In addition, the plan allows for the upward or downward adjustment of awards, based upon attainment of the financial goal, equal to a range of 0% to 200% of the target award. If we failed to reach at least the threshold level of performance for our financial goal, the participant would have earned an incentive award of $0. Likewise, if we had achieved the maximum level of performance for the financial goal, the participant could earn up to 200% of his target award.

Once the financial goals have been reviewed and measured, the Committee has the authority to exercise its discretion in evaluating NuStar Energy’s performance. In exercising this discretionary judgment, the Committee considers such relevant performance factors as growth, attainment of strategic objectives, acquisitions and divestitures, safety and environmental compliance, and other considerations. This discretionary judgment may result in an increase or decrease of as much as 25% of the aggregate earned award for all employees based upon the attainment of the financial goals noted above.

The CEO develops individual incentive bonus recommendations based upon the methodology described above. In addition, both the CEO and the Committee may make adjustments to the recommended incentive bonus amounts based upon an assessment of an individual’s performance and contributions to NuStar Energy. The CEO and the Committee also review and discuss each executive bonus on a case-by-case basis, considering such factors as teamwork, leadership, individual accomplishments and initiative, and may adjust the bonus awarded to reflect these factors.

The bonus target for the CEO is decided solely by the Committee, and the Committee may make discretionary adjustments to the calculated level of bonus based upon its independent evaluation of the CEO’s performance and contributions.

Company Performance Objectives

In 2010, as in prior years, the Committee approved a DCF metric for NuStar Energy’s bonus metric, based on management’s recommendations and input from BDO. In the MLP investment community, DCF is widely regarded as a significant determinant of unit price, and, as such, the Committee believes the measure appropriately focuses employees on improving DCF. We believe that basing bonus on DCF aligns our management’s interest with our unitholders’ interest in continuously increasing distributions in a prudent manner.

We derive DCF from our financial statements by adjusting our net income for depreciation and amortization expense, equity earnings from joint ventures and unrealized gains and losses arising from certain derivative contracts. Additionally, we subtract our aggregate annual reliability capital expenditures and add the aggregate annual amount of cash distributions received from equity method investees.

Each year, the Committee establishes NuStar Energy’s budgeted DCF for the year as a target and establishes corresponding levels of performance for which the incentive opportunity would be paid, such that if less than 90% of the target was attained, no bonus would be paid; if 90% of the target was attained, 50% of the incentive opportunity could be paid; if the target was achieved, 100% of the incentive opportunity could be paid; if 110% of the target was attained, 150% of the incentive opportunity could be paid; and if 120% or more of the target was attained, 200% of the incentive opportunity could be paid. The budgeted DCF may be adjusted during the year to account for acquisitions or other significant changes not anticipated at the time the target was determined. In 2010, NuStar’s budgeted DCF was $335,400,000.

Determination of Awards

For the 2010 annual incentive bonus determination, the Committee measured NuStar Energy’s DCF against the established target to determine the amount of incentive award earned. NuStar Energy’s DCF for 2010 would have resulted in payment of 101% of the incentive opportunity.

Upon reviewing the 101% performance score and upon management’s recommendation, the Committee exercised its discretionary judgment regarding the plan and adjusted the performance score to 100%. This resulted in each employee, including the NEOs, having a potential annual incentive award equal to 100% of his or her target award. In making the adjustment, the Committee took into consideration NuStar Energy’s management’s continuing emphasis on cost-control, balanced by a desire to appropriately recognize and reward our employees’ significant accomplishments in 2010.

Name	Bonuses Paid For 2010
Anastasio	$385,000
Blank	173,000
Bluntzer	155,000
Brattlof	147,000
Brown	155,000

Long-term Incentive Awards

We provide unit-based, long-term compensation for employees, including executives and directors, through our Second Amended and Restated 2000 Long-Term Incentive Plan (the 2000 LTIP), which was approved by our unitholders on September 18, 2006. The 2000 LTIP provides for a variety of unit and unit-based awards, including unit options, restricted units and performance units. Performance units vest (become nonforfeitable) upon the achievement of an objective performance goal. Long-term incentive awards vest over a period determined by the Committee.

Under the design of the long-term incentive award plan, each plan participant, including the NEOs, are designated a target long-term incentive award expressed as a percentage of base salary. This percentage reflects the expected fair value of the awards to be granted in aggregate each year. In determining the expected fair value, BDO employed a projected value model to determine the value of long-term incentive grants, which requires first calculating the value of an award by projecting the growth in the fair market value of a unit and then calculating the present value of the expected gain at the end of five years.

For the NEOs, the 2010 long-term incentive target percentages (expressed as a percent of base salary) were established as shown in the table below.

Name	Long-Term Incentive Target (% of base salary)
Anastasio	160
Blank	100
Bluntzer	100
Brattlof	90
Brown	100

The Committee allocates a percentage of long-term award value to performance-based awards and a percentage to awards that focus on retention and increasing ownership levels of executive officers. In 2010, the target levels were allocated in the following manner for each individual:

•

30% of the targeted long-term incentive dollar value is awarded to the executive in a grant of performance units. The number of performance units granted is based upon the expected fair value of a single performance unit at the time of grant; and

•

70% of the targeted long-term incentive dollar value is awarded to the executive in the form of restricted units. The number of restricted units granted is based upon the expected fair value of a single restricted unit at the time of grant.

The Committee reviews and approves all grants for the NEOs. The CEO develops individual grant recommendations based upon the methodology described above, but both the CEO and the Committee may make adjustments to the recommended grants based upon an assessment of an individual’s performance and contributions to NuStar Energy. The grants to the CEO is decided solely by the Committee following the methodology described above, and the Committee may make discretionary adjustments to the calculated level of long-term incentives to grant based upon its independent evaluation of the CEO’s performance and contributions.

Restricted Units

	Restricted Units Granted in 2010
	NS	NSH
Name
Anastasio	6,900	6,500
Blank	3,065	2,560
Bluntzer	2,750	2,290
Brattlof	2,345	1,955
Brown	2,750	2,290

The restricted units comprise approximately 70% of each executive’s total NuStar Energy long-term incentive target. The Committee presently expects to grant restricted units annually. The executives’ long-term incentive targets include approximately 70% NuStar Energy restricted units and 30% NuStar GP Holdings restricted units (in both cases, calculated from an assumed unit value based on the average closing price for the business days in the last two weeks of August 2010, and adjusted for the risk of forfeiture). The restricted units all vest in equal increments on the anniversary of the grant date over five years. Restricted units of NuStar GP Holdings were introduced into the compensation program in 2008 to reflect the fact that the performance of NuStar GP Holdings is directly tied to the performance of NuStar Energy, since NuStar GP Holdings’ sole asset is its interest in NuStar Energy.

The NuStar GP Holdings restricted units grants, as well as the grants of the NuStar Energy restricted units, were approved in a joint meeting of the Committee and the compensation committee of NuStar GP Holdings’ Board of Directors.

In 2010, the Committee and management made a determination that the grants for employees, including management and non-employee directors, would be made as soon as administratively practicable after the third business day following our third quarter earnings release, which was October 25, 2010. Due to an across-company evaluation by management designed to standardize long-term incentive grant targets across titles and departments, along with management’s introduction of improvements to the software tool used to execute the grants, the grant date was not administratively practicable until December 30, 2010.

Performance Units

Name	Performance Unit Grants in 2010
Anastasio	5,230
Blank	2,350
Bluntzer	2,110
Brattlof	1,800
Brown	2,110

Performance units comprise approximately 30% of each of our NEOs’ total NuStar Energy long-term incentive targets. The Committee expects to award performance units annually. Performance units are earned only upon NuStar Energy’s achievement of an objective performance measure, total unitholder return (TUR), as compared with the Compensation Comparative Group. NuStar Energy’s TUR is the total return to unitholders, based upon the growth in the unit price, as well as cash distributions to unitholders, during the year. The Committee believes this type of incentive award strengthens the tie between the named executive’s pay and our financial performance.

The number of performance units granted is determined by multiplying annual base salary rate by the Long-Term Incentive Target Percentage, and then multiplying that product by 30%. That product is then divided by the assumed value of an individual unit, which is the product of (x) the average unit price for the period of December 15 through December 31 (using the daily high and low prices) and (y) a factor that reflects the present value of the award and a risk that the award might be forfeited.

Each award is subject to vesting in three annual increments, based upon our TUR during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, our TUR is compared to the Compensation Comparative Group and ranked by quartile. Executives then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting, depending upon whether our TUR is in the last, 3rd, 2nd or 1st quartile, respectively, and they earn 200% if we rank highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned, depending upon the quartile achieved for that subsequent period. For the performance period ended December 31, 2010, our performance ranked in the first quartile of the group for the rolling three-year period, which resulted in vesting of 150% the 2010 performance units available to vest in 2011. Units that did not vest in prior years and have been carried over vested at 100%.

Perquisites and Other Benefits

Perquisites

We provide only minimal perquisites to our executive officers. Mr. Anastasio and Ms. Brown received reimbursement for club membership dues. Mr. Anastasio, Mr. Blank, Mr. Brattlof and Ms. Brown received federal income tax preparation services in 2010. Executives are also eligible to receive liability insurance. For more information on perquisites, see the Summary Compensation Table and its footnotes.

Other Benefits

We provide other benefits, including medical, life, dental and disability insurance in line with competitive market conditions. Our NEOs are eligible for the same benefit plans provided to our other employees, including our pension plan, 401(K) thrift plan (the Thrift Plan) and insurance and supplemental plans chosen and paid for by employees who desire additional coverage. Executive officers and other employees whose compensation exceeds certain limits are eligible to participate in non-qualified excess benefit programs whereby those individuals can choose to make larger contributions than allowed under the qualified plan rules and receive correspondingly higher benefits. These plans are described below under “Post-Employment Benefits.”

Post-Employment Benefits

Pension Plans

For a discussion of our pension plans, including the Excess Pension Plan and the Supplemental Executive Retirement Plan, please see the narrative description accompanying the Pension Benefits table below this item.

Nonqualified Deferred Compensation Plans

Excess Thrift Plan

The Excess Thrift Plan provides unfunded benefits to those employees of NuStar GP, LLC whose annual additions under the Thrift Plan are subject to the limitations on such annual additions as provided under §415 of the Internal Revenue Code of 1986, as amended (the Code), and/or who are constrained from making maximum contributions under the Thrift Plan by §401(a)(17) of the Code, which limits the amount of an employee’s annual compensation which may be taken into account under that plan. The Excess Thrift Plan is comprised of two separate components, consisting of (1) an “excess benefit plan” as defined under §3(36) of The Employee Retirement Income Security Act of 1974, as amended (ERISA) and (2) a plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Each component of the Excess Thrift Plan consists of a separate plan for purposes of Title I of ERISA. To the extent a participant’s annual total compensation exceeds the compensation limits for the calendar year under §401(a)(17) of the Code ($245,000 for 2010), the participant’s excess thrift plan account is credited with that number of hypothetical NuStar Energy units that could have been purchased with the difference between:

•	The total company matching contributions that would have been credited to the participant’s account under the Thrift Plan had the participant’s contributions not been reduced pursuant to §401; and

•	The actual company matching contributions credited to such participant’s account.

Mr. Anastasio, Mr. Blank, Mr. Bluntzer, Mr. Brattlof and Ms. Brown participated in the Excess Thrift Plan in 2010.

Frozen Nonqualified 401(k) Plan

Effective July 1, 2006, we established the NuStar GP, LLC Frozen Nonqualified 401(k) Plan for Former Employees of Ultramar Diamond Shamrock Corporation (the Frozen Plan). The Frozen Plan assumes and continues the frozen Ultramar Diamond Shamrock Corporation Nonqualified 401(k) Plan (the UDS Plan) with respect to the current NuStar GP, LLC employees who had accrued benefits under the UDS Plan. No additional benefits accrue under the Frozen Plan, and we make no contributions to the Frozen Plan. Mr. Anastasio and Mr. Blank have Frozen Plan accounts.

Change-of-Control Severance Arrangements

We entered into change of control agreements with each of the NEOs in, or prior to, 2007. These agreements are intended to assure the continued availability of these executives in the event of certain transactions culminating in a “change of control” as defined in the agreements. The change of control employment agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by us. If a “change of control” (as defined in the agreements) occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control of us.

Particular payments under the agreements are triggered commensurate with the occurrence of any of the following: (i) termination of employment by the company other than for “cause” (as defined in the agreements) or disability, (ii) termination by the executive for “good reason” (as defined in the agreements), (iii) termination by the executive other than for “good reason,” and (iv) termination of employment because of death or disability. These triggers were designed to ensure the continued availability of the executives following a change of control, and to compensate the executives at appropriate levels if their employment is unfairly or prematurely terminated during the applicable term following a change of control. For more information regarding payment that may be made under our severance arrangements, see our disclosures below under the caption “Potential Payments upon Termination or Change-in-Control Payments.”

Employment Agreements

None of the named executive officers have employment agreements other than the change-of-control agreements described above. As a result, in the event of a termination, retirement, death or disability, an officer will only receive compensation or benefits to which he or she would be entitled under the terms of, as applicable, the defined contribution, defined benefit, medical or long-term incentive plans.

Impact of Accounting and Tax Treatments

Accounting Treatment

NuStar Energy’s financial statements include the expense for awards of NuStar Energy unit options and restricted units to NuStar GP, LLC employees and directors and the expense for awards of NuStar GP Holdings unit options and restricted units to NuStar GP, LLC employees, as we are obligated to pay for all costs of NuStar GP, LLC’s employees working on our behalf in accordance with the Services Agreement described below in Item 13. Certain Relationships and Related Transactions and Director Independence. Under the Services Agreement, 1% of NuStar GP, LLC’s domestic unit compensation expense is charged back to NuStar GP Holdings.

NuStar GP, LLC accounts for awards of NuStar Energy L.P. common units to NuStar GP, LLC’s employees and directors as a derivative, whereby a liability for the award is recorded at inception. Subsequent changes in the fair value of the award are included in the determination of net income.

Each month, NuStar GP, LLC determines the fair value of its liability for awards of NuStar Energy unit options and restricted units. The fair value of unit options is determined using the Black-Scholes model at each reporting date. The fair value of restricted units equals the market price of NuStar Energy common units at each reporting date. NuStar GP, LLC records compensation expense each reporting period such that the cumulative compensation expense recorded equals the current fair value, considering the percentage of the award that has vested to date. NuStar GP, LLC records compensation expense related to unit options until such options are exercised, and records compensation expense for restricted units until the date of vesting.

NuStar GP Holdings accounts for awards of restricted units and unit options awarded to its directors, as well as the employees and directors of NuStar GP, LLC, at fair value. NuStar GP Holdings uses the market price at the grant date as the fair value of restricted units. NuStar GP Holdings estimates the fair value of unit options at the grant date using the Black-Scholes model. For both restricted units and unit options, NuStar GP Holdings recognizes the resulting compensation expense over the vesting period.

For certain awards, the terms of the compensation plans provide that employees vest in the award when they retire or will continue to vest in the award after retirement over the nominal vesting period established in the award. For any awards subsequent to January 1, 2006, we recognize compensation expense immediately for awards granted to retirement-eligible employees or over the period from the grant date to the date retirement eligibility is achieved if that date is expected to occur during the nominal vesting period. Employees are typically retirement eligible at age 55.

Tax Treatment

Under Section 162(m) of the Code, publicly held corporations may not take a tax deduction for compensation in excess of $1 million paid to the CEO or the other four most highly compensated executive officers unless that compensation meets the Code’s definition of “performance-based” compensation. Section 162(m) allows a deduction for compensation to a specified executive that exceeds $1 million only if it is paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a qualifying performance-based compensation plan adopted by the Committee, and (iii) the material terms, including the performance goals, of such plan are approved by the unitholders before payment of the compensation. The Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers. The Committee believes that it is in the best interest of NuStar Energy for the Committee to retain its flexibility and discretion to make compensation awards to foster achievement of performance goals established by the Committee (which may include performance goals defined in the Code) and other corporate goals the Committee deems important to NuStar Energy’s success, such as encouraging employee retention, rewarding achievement of nonquantifiable goals and achieving progress with specific projects. NuStar Energy believes that unit options and performance unit grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). Grants of restricted units and other equity-based awards that are not subject to specific quantitative performance measures will likely not qualify as “performance-based” compensation and, in such event, would be subject to 162(m) deduction restrictions.

Compensation-Related Policies

Unit Ownership Guidelines

Our Board, the Committee and our executives recognize that ownership of NuStar Energy L.P. units is an effective means by which to align the interests of NuStar GP, LLC directors and executives with those of NuStar Energy’s unitholders. We have long emphasized and reinforced the importance of unit ownership among our executives and directors.

During 2006, the Committee worked with its independent compensation consultant to formalize unit ownership and retention guidelines for directors and NuStar GP, LLC officers to ensure continuation of our successful track record in aligning the interests of NuStar GP, LLC directors and officers with those of NuStar Energy’s unitholders through ownership of NuStar Energy units. The guidelines were approved by the Committee and the Board in March 2006. In February 2007, in view of the public offerings of NuStar GP Holdings in 2006, the Committee amended the guidelines to include ownership of either NuStar GP Holdings units or NuStar Energy units. An officer or a director’s ownership also includes units subject to vesting.

Non-employee Director Unit Ownership Guidelines

Non-employee directors are expected to acquire and hold during their service as a Board member NuStar Energy units and/or NuStar GP Holdings units with an aggregate value of at least $50,000. Directors have five years from their initial election to the Board to meet the target unit ownership guidelines, and they are expected to continuously own sufficient units to meet the guidelines, once attained.

Officer Unit Ownership Guidelines

Unit ownership guidelines for officers of NuStar GP, LLC are as follows:

Officer	Value of NuStar Energy Units and/or NuStar GP Holdings Units Owned
President	3.0x Base Salary
Senior Vice Presidents	2.0x Base Salary
Vice Presidents	1.0x Base Salary

Our officers are expected to meet the applicable guideline within five years and continuously own sufficient units to meet the guideline, once attained.

Prohibition on Insider Trading and Speculation on NuStar Energy L.P. or NuStar GP Holdings, LLC Units

We have established policies prohibiting our officers, directors and employees from purchasing or selling either NuStar Energy L.P. or NuStar GP Holdings, LLC securities while in possession of material, nonpublic information or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. Our outside directors, officers and certain other employees are prohibited from trading in either NuStar Energy L.P. or NuStar GP Holdings, LLC securities for the period beginning on the last business day of each calendar quarter through the second business day following our disclosure of our quarterly or annual financial results. In addition, our policies prohibit our officers, directors and employees from speculating in the either NuStar Energy L.P. or NuStar GP Holdings, LLC units, which includes short selling (profiting if the market price of our units decreases), buying or selling publicly traded options (including writing covered calls), hedging or any other type of derivative arrangement that has a similar economic effect. Our directors, officers and certain other employees are also required to receive management consent before they enter into margin loans or other financing arrangements that may lead to the ownership or other rights to their NuStar Energy L.P. or NuStar GP Holdings, LLC securities being transferred to a third party.

EXECUTIVE COMPENSATION

The tables that appear in the following pages of this section provide information required by the Securities and Exchange Commission (SEC) regarding compensation paid to or earned by our NEOs for the year ended December 31, 2010. We have used captions and headings in these tables in accordance with the SEC regulations requiring these disclosures. The footnotes to these tables provide important information to explain the values presented in the tables, and are an important part of our disclosures.

SUMMARY COMPENSATION TABLE

FOR FISCAL YEAR ENDED DECEMBER 31, 2010

The following table provides a summary of compensation paid for the years ended December 31, 2010, December 31, 2009 and December 31, 2008 to NuStar GP, LLC’s CEO, CFO and to its three other most highly compensated executive officers. The table shows amounts earned by such persons for services rendered to NuStar GP, LLC in all capacities in which they served.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Curtis V. Anastasio	2010	480,900	385,000	1,019,418	0	0	190,656	37,001	2,112,975
President and CEO	2009	466,900	284,300	832,123	0	0	195,281	37,632	1,816,236
	2008	448,400	368,000	739,738	0	0	172,039	41,159	1,769,336

Steven A. Blank	2010	346,015	173,000	442,407	0	0	129,601	25,466	1,116,489
Senior Vice President,	2009	335,950	127,800	316,949	0	0	124,551	24,266	929,516
CFO and Treasurer	2008	324,516	165,500	301,406	0	0	137,330	73,227	1,001,979

James R. Bluntzer	2010	310,085	155,000	396,775	0	0	150,003	20,156	1,032,019
Senior Vice President-	2009	301,350	115,000	286,221	0	0	174,431	19,817	896,819
Operations	2008	273,840	148,000	260,195	0	0	150,751	21,172	853,958

Paul W. Brattlof	2010	293,945	147,000	338,466	0	0	47,013	22,342	848,856
Senior Vice President-	2009	285,392	108,600	269,663	0	0	39,902	19,710	723,267
Supply and Trading

Mary Rose Brown	2010	310,085	155,000	396,775	0	0	63,442	18,555	943,857
Senior Vice President-	2009	301,350	115,000	286,221	0	0	54,276	25,737	782,584
Administration

Footnotes appear on the following page.

(1)	2010 bonus awards were paid in February 2011 with respect to 2010 performance. 2009 bonus amounts were paid in February 2010 with respect to 2009 performance. 2008 bonus amounts were paid in February 2009 with respect to 2008 performance. Bonuses were determined taking into consideration the individual executive’s targets, the executive’s performance and NuStar Energy’s performance in the applicable year, as described above under “Compensation Disclosure & Analysis-Annual Incentive Bonus.”

(3)	The amounts reported represent the grant date fair value of grants of restricted NuStar Energy L.P. units, NuStar Energy L.P. performance units and restricted NuStar GP Holdings, LLC units. Please see “Compensation Discussion and Analysis-Impact of Accounting and Tax Treatment-Accounting Treatment” above for more information.

(3)	The amounts reported represent grant date fair value of grants of options to purchase NuStar Energy L.P. units and options to purchase NuStar GP Holdings, LLC units. Please see “Compensation Discussion and Analysis-Impact of Accounting and Tax Treatment-Accounting Treatment” above for more information.

(4)	For the applicable NEOs, the following table identifies the separate amounts attributable to (A) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under NuStar GP, LLC’s defined benefit and actuarial pension plans, including supplemental plans (but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans), and (B) above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

Name	Year	(A)	(B)	TOTAL
Anastasio	2010	$190,656	$0	$190,656
	2009	195,281	0	195,281
	2008	172,039	0	172,039

Blank	2010	129,601	0	129,601
	2009	124,551	0	124,551
	2008	137,330	0	137,330

Bluntzer	2010	150,003	0	150,003
	2009	174,431	0	174,431
	2008	150,751	0	150,751

Brattlof	2010	47,013	0	47,013
	2009	39,902	0	39,902

Brown	2010	63,442	0	63,442
	2009	54,276	0	54,276

(6)	The amounts reported in this column for 2010 consist of the following for each officer:

Name	Club Dues	Company Contribution to Thrift Plan	Company Contribution to Excess Thrift Plan	Tax Preparation	Personal Liability Insurance	Executive Health Exams (a)	TOTAL
Anastasio	$7,032	$12,552	$14,154	$850	$2,413	$0	$37,001
Blank	0	14,700	6,061	850	2,413	1,442	25,466
Bluntzer	0	12,396	3,905	0	2,413	1,442	20,156
Brattlof	0	17,637	0	850	2,413	1,442	22,342
Brown	5,070	6,317	3,905	850	2,413	0	18,555

(a)	The amount reported is the difference between the value of executive health exams made available to NuStar Energy officers and the value of NuStar Energy’s all-employee wellness assessments.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 31, 2010

The following table provides further information regarding the grants of plan-based awards to the NEOs.

				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Date of approval by Comp Committee	Threshold (#)	Target (#)	Maximum (#)	All Other Unit Awards: Number of Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Unit)	Grant Date Fair Value of Unit and Unit Option Awards($)
Anastasio	02/26/2010	(1)	02/26/2010	0	5,230	10,460	-	-	-	300,150	(4)
	12/30/2010	(2)	10/20/2010	-	-	-	6,900	-	-	481,758	(5)
	12/30/2010	(3)	10/20/2010	-	-	-	6,500	-	-	237,510	(6)

Blank	02/26/2010	(1)	02/26/2010	0	2,350	4,700	-	-	-	134,867	(4)
	12/30/2010	(2)	10/20/2010	-	-	-	3,065	-	-	213,998	(5)
	12/30/2010	(3)	10/20/2010	-	-	-	2,560	-	-	93,542	(6)

Bluntzer	02/26/2010	(1)	02/26/2010	0	2,110	4,220	-	-	-	121,093	(4)
	12/30/2010	(2)	10/20/2010	-	-	-	2,750	-	-	192,005	(5)
	12/30/2010	(3)	10/20/2010	-	-	-	2,290	-	-	83,677	(6)

Brattlof	02/26/2010	(1)	02/26/2010	0	1,800	3,600	-	-	-	103,302	(4)
	12/30/2010	(2)	10/20/2010	-	-	-	2,345	-	-	163,728	(5)
	12/30/2010	(3)	10/20/2010	-	-	-	1,955	-	-	71,436	(6)

Brown	02/26/2010	(1)	02/26/2010	0	2,110	4,220	-	-	-	121,093	(4)
	12/30/2010	(2)	10/20/2010	-	-	-	2,750	-	-	192,005	(5)
	12/30/2010	(3)	10/20/2010	-	-	-	2,290	-	-	83,677	(6)

Footnotes:

(1)	Performance units were awarded by the Board, upon recommendation of the Committee, on February 26, 2010. Each award is subject to vesting in three annual increments, based upon our TUR during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, our TUR is compared to the Peer Group and ranked by quartile. Executives then earn 0%, 50%, 100% or 150% of that portion of the initial grant amount that is vesting, depending upon whether our TUR is in the last, 3rd, 2nd or 1st quartile, respectively, and they earn 200% if we rank highest in the group. Amounts not earned in a given performance period can be carried forward for one additional performance period and up to 100% of the carried amount can still be earned. For the performance period ended December 31, 2010, our performance ranked in the first quartile of the group, and 150% of the eligible units were vested.

(2)	Restricted units of NuStar Energy were granted by the Committee at a joint meeting with the compensation committee of NuStar GP Holdings on October 20, 2010 and the grant date for these restricted units was set at that time for the date that was as soon as administratively practicable after the third quarter earnings announcement. The restricted units vest 1/5 annually over five years beginning on the first anniversary of the grant date.

(3)	Restricted units of NuStar GP Holdings, LLC were approved by the compensation committee of NuStar GP Holdings at a joint meeting with the Committee on October 20, 2010, and the grant date for these restricted units was set at that time for the date that was as soon as administratively practicable after the third quarter earnings announcement. The restricted units vest 1/5 annually over five years beginning on the first anniversary of the grant date.

(4)	The grant date fair value for performance units was determined by multiplying the number of performance units that were granted by the NYSE closing unit price of our units on the date of grant, $57.39.

(5)	The grant date fair value for restricted units was determined by multiplying the number of restricted units that were granted by the NYSE closing unit price of our units on the date of grant, $69.82.

(6)	The grant date fair value for restricted units was determined by multiplying the number of NuStar GP Holdings, LLC restricted units that were granted by the NYSE closing unit price of NuStar GP Holdings, LLC units on the date of grant, $36.54.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2010

The following table provides further information regarding our NEOs’ unexercised unit options, unvested restricted units and unvested performance units as of December 31, 2010. The value of NuStar Energy restricted units reported below is equal to $69.48, the NuStar Energy L.P. closing price on the NYSE on December 31, 2010. The value of the NuStar GP Holdings, LLC restricted units reported below is equal to $36.33, the NuStar GP Holdings, LLC closing price on the NYSE on December 31, 2010.

	Option Awards						Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
Anastasio	14,000	(1)	0	-	38.22	03/22/2012	-		-	-	-
	10,000	(2)	0	-	36.30	09/23/2012	-		-	-	-
	11,800	(3)	0	-	45.35	10/29/2013	-		-	-	-
	9,625	(4)	0	-	56.51	10/28/2014	-		-	-	-
	13,450	(5)	0	-	57.51	10/27/2012	-		-	-	-
	8,800	(6)	2,200	-	55.92	11/02/2013	-		-	-	-
	18,767	(7)	37,533	-	31.55	11/16/2014	-		-	-	-
	-		-	-	-	-	21,242	(9)	1,475,894	-	-
	-		-	-	-	-	16,920	(10)	614,704	-	-
	-		-	-	-	-	16,969	(11)	1,179,006	-	-

Blank	3,333	(1)	0	-	38.22	03/22/2012	-		-	-	-
	3,333	(2)	0	-	36.30	09/23/2012	-		-	-	-
	8,700	(3)	0	-	45.35	10/29/2013	-		-	-	-
	6,875	(4)	0	-	56.51	10/28/2014	-		-	-	-
	7,225	(5)	0	-	57.51	10/27/2012	-		-	-	-
	4,100	(6)	1,025	-	55.92	11/02/2013	-		-	-	-
	13,667	(7)	27,333	-	31.55	11/16/2014	-		-	-	-
	-		-	-	-	-	8,895	(12)	618,025	-	-
	-		-	-	-	-	6,596	(13)	239,633	-	-
	-		-	-	-	-	7,257	(14)	504,216

	Option Awards						Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)

Bluntzer	4,500	(1)	0	-	38.22	03/22/2012	-		-	-	-
	2,675	(3)	0	-	45.35	10/29/2013	-		-	-	-
	2,475	(4)	0	-	56.51	10/28/2014	-		-	-	-
	5,400	(5)	0	-	57.51	10/27/2012	-		-	-	-
	3,240	(6)	810	-	55.92	11/02/2013	-		-	-	-
	11,667	(7)	23,333	-	31.55	11/16/2014	-		-	-	-
	-		-	-	-	-	7,896	(15)	548,614	-	-
	-		-	-	-	-	5,878	(16)	213,548	-	-
	-		-	-	-	-	6,326	(17)	439,530	-	-

Brattlof	1,020	(8)	680	-	69.15	04/30/2014	-		-	-	-
	11,667	(7)	23,333	-	31.55	11/16/2014	-		-	-	-
	-		-	-	-	-	7,421	(18)	515,611	-	-
	-		-	-	-	-	5,331	(19)	193,675	-	-
	-		-	-	-	-	5,378	(20)	373,663	-	-

Brown	1,020	(8)	680	-	69.15	04/30/2014	-		-	-	-
	11,667	(7)	23,333	-	31.55	11/16/2014	-		-	-	-
	-		-	-	-	-	7,986	(21)	554,867	-	-
	-		-	-	-	-	5,878	(22)	213,548	-	-
	-		-	-	-	-	5,838	(23)	405,624	-	-

Footnotes on following page.

Footnotes:

(1)	Options granted March 22, 2002 vested in 1/3 increments over three years, beginning on the first anniversary of the date of grant.

(2)	Options granted September 23, 2002 vested in 1/3 increments over three years, beginning on the first anniversary of the date of grant.

(3)	Options granted October 29, 2003 vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(4)	Options granted on October 28, 2004 vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(5)	Options granted on October 27, 2005 vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(6)	Options granted on November 2, 2006 vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(7)	Options of NuStar GP Holdings granted November 16, 2007 vest in 1/3 increments over three years, beginning on the third anniversary of the date of grant.

(8)	Options granted April 30, 2007 vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(9)	Mr. Anastasio’s restricted NuStar Energy L.P. units consist of: 838 restricted units granted November 2, 2006; 2,884 restricted units granted November 16, 2007; 5,100 restricted units granted November 6, 2008; 5,520 restricted units granted December 14, 2009; and 6,900 restricted units granted December 30, 2010. All of Mr. Anastasio’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(10)	Mr. Anastasio’s restricted NuStar GP Holdings, LLC units consist of: 5,220 restricted units granted November 6, 2008; 5,200 restricted units granted December 14, 2009; and 6,500 restricted units granted December 30, 2010. All of Mr. Anastasio’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(11)	Mr. Anastasio’s unvested NuStar Energy L.P. performance units were granted January 26, 2006, January 25, 2007, January 24, 2008, January 22, 2009 and February 26, 2010 and vest annually in 1/3 increments over three years beginning on the first anniversary of their grant date. The performance units are payable in NuStar Energy L.P.’s units. Upon vesting, the performance units are converted into a number of NuStar Energy L.P. units based on NuStar Energy’s TUR during rolling three-year periods that end of December 31 of each year following the date of grant. At the end of each performance period, NuStar Energy’s TUR is compared to the Peer Group and ranked by quartile. Holders of the performance units then earn 0%, 50%, 100% or 150% of that portion of the initial grant that is vesting, depending upon whether NuStar Energy’s TUR is in the last, third, second or first quartile, respectively; holders earn 200% if NuStar Energy is the highest ranking entity in the Peer Group. For the period ended December 31, 2008, NuStar’s TUR was in the third quartile of it and the Peer Group, which resulted in a 50% vest for participants. Mr. Anastasio received a total of 2,763 units for the 2008 performance period. For the period ended December 31, 2009, NuStar’s TUR was in the last quartile of it and the Peer Group, which resulted in no vesting for participants. For the period ended December 31, 2010, NuStar’s TUR was in the first quartile of it and the Peer Group, which resulted in a 150% vest for participants. Mr. Anastasio received a total of 13,908 units for the 2010 performance period.

(12)	Mr. Blank’s restricted NuStar Energy L.P. units consist of: 390 restricted units granted November 2, 2006; 1,344 restricted units granted November 16, 2007; 1,980 restricted units granted November 6, 2008; 2,116 restricted units granted December 14, 2009; and 3,065 restricted units granted December 30, 2010. All of Mr. Blank’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(13)	Mr. Blank’s restricted NuStar GP Holdings, LLC units consist of: 2,040 restricted units granted November 6, 2008; 1,996 restricted units granted December 14, 2009; and 2,560 restricted units granted December 30, 2010. All of Mr. Blank’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(14)	Mr. Blank’s unvested NuStar Energy L.P. performance units were granted January 26, 2006, January 25, 2007, January 24, 2008, January 22, 2009 and February 26, 2010 and vest in accordance with the description in Footnote (11) above. For the 2008 period, Mr. Blank received a total of 1,350 units. For the 2009 period, Mr. Blank received no vested performance units. For the 2010 period, Mr. Blank received a total of 5,965 units.

(15)	Mr. Bluntzer’s restricted NuStar Energy L.P. units consist of: 310 restricted units granted November 2, 2006; 1,200 restricted units granted November 16, 2007; 1,740 restricted units granted November 6, 2008; 1,896 restricted units granted December 14, 2009; and 2,750 restricted units granted December 30, 2010. All of Mr. Bluntzer’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(16)	Mr. Bluntzer’s restricted NuStar GP Holdings, LLC units consist of: 1,800 restricted units granted November 6, 2008; 1,788 restricted units granted December 14, 2009; and 2,290 restricted units granted December 30, 2010. All of Mr. Bluntzer’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(17)	Mr. Bluntzer’s unvested NuStar Energy L.P. performance units were granted January 26, 2006, January 25, 2007, January 24, 2008, January 22, 2009 and February 26, 2010 and vest in accordance with Footnote (11) above. For the 2008 period, Mr. Bluntzer received a total of 1,054 units. For the 2009 period, Mr. Bluntzer received no vested performance units. For the 2010 period, Mr. Bluntzer received a total of 5,136 units.

(18)	Mr. Brattlof’s restricted NuStar Energy L.P. units consist of: 400 restricted units granted April 30, 2007; 1,200 restricted units granted November 16, 2007; 1,680 restricted units granted November 6, 2008; 1,796 restricted units granted December 14, 2009; and 2,345 restricted units granted December 30, 2010. All of Mr. Brattlof’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(19)	Mr. Brattlof’s restricted NuStar GP Holdings, LLC units consist of: 1,680 restricted units granted November 6, 2008; 1,696 restricted units granted December 14, 2009; and 1,955 restricted units granted December 30, 2010. All of Mr. Brattlof’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(20)	Mr. Brattlof’s unvested NuStar Energy L.P. performance units were granted April 30, 2007, January 24, 2008, January 22, 2009 and February 26, 2010 and vest in accordance with Footnote (11) above. For the 2009 period, Mr. Brattlof received no vested performance units. For the 2010 period, Mr. Brattlof received a total of 4,369 units.

(21)	Ms. Brown’s restricted NuStar Energy L.P. units consist of: 400 restricted units granted April 30, 2007; 1,200 restricted units granted November 16, 2007; 1,740 restricted units granted November 6, 2008; 1,896 restricted units granted December 14, 2009; and 2,750 restricted units granted December 30, 2010. All of Ms. Brown’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(22)	Ms. Brown’s restricted NuStar GP Holdings, LLC units consist of: 1,800 restricted units granted November 6, 2008; 1,788 restricted units granted December 14, 2009; and 2,290 restricted units granted December 30, 2010. All of Ms. Brown’s restricted units vest in 1/5 increments over five years, beginning on the first anniversary of the date of grant.

(23)	Ms. Brown’s unvested NuStar Energy L.P. performance units were granted April 30, 2007, January 24, 2008, January 22, 2009 and February 26, 2010 and vest in accordance with Footnote (11) above. For the 2009 period, Ms. Brown received no vested performance units. For the 2010 period, Ms. Brown received a total of 4,648 units.

OPTION EXERCISES AND UNITS VESTED

IN YEAR ENDED DECEMBER 31, 2010

The following table provides further information regarding option exercises by our NEOs, and the vesting of restricted units and performance units held by our NEOs, during 2010.

	Option Awards(1)		Unit Awards
Name	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Units Acquired on Vesting (#)		Value Realized on Vesting ($)(7)
Anastasio	-	-	9,300	(2)	526,377
Blank	-	-	3,914	(3)	223,880
Bluntzer	-	-	3,373	(4)	192,297
Brattlof	-	-	2,793	(5)	156,344
Brown	-	-	2,901	(6)	161,715

Footnotes:

(1)	None of the NEOs exercised options in 2010.

(2)	Mr. Anastasio’s NuStar Energy L.P. units vested in 2010 as follows: 900 units on October 27, 2010; 838 units on November 2, 2010; 1,700 units on November 6, 2010; 1,442 units on November 16, 2010; and 1,380 units on December 14, 2010. Mr. Anastasio’s NuStar GP Holdings, LLC units vested in 2010 as follows: 1,740 NuStar GP Holdings, LLC units on November 6, 2010 and 1,300 units on December 14, 2010.

(3)	Mr. Blank’s NuStar Energy L.P. units vested in 2010 as follows: 484 units on October 27, 2010; 390 units on November 2, 2010; 660 units on November 6, 2010; 672 units on November 16, 2010; and 529 units on December 14, 2010. Mr. Blank’s NuStar GP Holdings, LLC units vested in 2010 as follows: 680 NuStar GP Holdings, LLC units on November 6, 2010 and 499 units on December 14, 2010.

(4)	Mr. Bluntzer’s NuStar Energy L.P. units vested in 2010 as follows: 362 units on October 27, 2010; 310 units on November 2, 2010; 580 units on November 6, 2010; 600 units on November 16, 2010 and 474 units on December 14, 2010. Mr. Bluntzer’s NuStar GP Holdings, LLC units vested in 2010 as follows: 600 NuStar GP Holdings, LLC units on November 6, 2010 and 447 units on December 14, 2010.

(5)	Mr. Brattlof’s NuStar Energy L.P. units vested in 2010 as follows: 200 units on April 30, 2010; 560 units on November 6, 2010; 600 units on November 16, 2010; and 449 on December 14, 2010. Mr. Brattlof’s NuStar GP Holdings, LLC units vested in 2010 as follows: 560 NuStar GP Holdings, LLC units on November 6, 2010 and 424 units on December 14, 2010.

(6)	Ms. Brown’s units vested in 2010 as follows: 200 units on April 30, 2010; 580 units on November 6, 2010; 600 units on November 16, 2010; and 474 on December 14, 2010. Ms. Brown’s NuStar GP Holdings, LLC units vested in 2010 as follows: 600 NuStar GP Holdings, LLC units on November 6, 2010 and 447 units on December 14, 2010.

(7)	The value realized on vesting was calculated by multiplying the closing price of NuStar Energy L.P. units on the NYSE on the date of vesting by the number of NuStar Energy L.P. units vested or the closing price of NuStar GP Holdings, LLC units on the NYSE on the date of vesting by the number of NuStar GP Holdings, LLC units vested, as applicable. The closing prices of the applicable dates are as follows:

Vesting Date	NS Closing Price ($)
April 30, 2010	61.56
October 27, 2010	63.13
November 2, 2010	64.65
November 6, 2010	66.39
November 16, 2010	65.77
December 14, 2010	70.66
NSH Closing Price ($)
November 6, 2010	35.50
December 14, 2010	37.23

POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS

FOR YEAR ENDED DECEMBER 31, 2010

The following table provides information regarding the accumulated benefits of our named executive officer under NuStar GP, LLC’s pension plans during the year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year
Anastasio	NuStar GP, LLC Pension Plan	4.5	119,378	0
	NuStar GP, LLC Excess Pension Plan	-	252,425	0
	NuStar GP, LLC Supplemental Executive Retirement Plan	9.0	492,537	0
Blank	NuStar GP, LLC Pension Plan	4.5	129,950	0
	NuStar GP, LLC Excess Pension Plan	-	139,029	0
	NuStar GP, LLC Supplemental Executive Retirement Plan	9.0	342,383	0
Bluntzer	NuStar GP, LLC Pension Plan	4.5	129,339	0
	Excess Pension Plan	34.6	762,754	0
	Supplemental Executive Retirement Plan	-	-	0
Brattlof	NuStar GP, LLC Pension Plan	3.8	74,741	0
	Excess Pension Plan	3.8	53,165	0
	Supplemental Executive Retirement Plan	-	-	0
Brown	NuStar GP, LLC Pension Plan	3.7	97,454	0
	Excess Pension Plan	3.7	82,053	0
	Supplemental Executive Retirement Plan	-	-	0

Footnotes:

(1)	The present values stated above were calculated using the same interest rate and mortality table that we use for valuations under FASB Statement No. 87 for financial reporting purpose. The present values as of December 31, 2010 were determined using: (a) a 5.82% discount rate, and (b) the plans’ earliest unreduced retirement age (i.e., age 62). The present values reflect postretirement mortality rates based on the RP2000 Combined Healthy Mortality Table Projected by Scale AA to 2015. No decrements were included for preretirement termination, mortality or disability. Where applicable, lump sums were determined based on a 5.82% interest rate and the mortality table prescribed by the Internal Revenue Service in Revenue Ruling 2007-67 and updated by IRS Notice 2008-85 for distributions in the years 2009-2013.

We maintain a noncontributory defined benefit pension plan in which most of our employees are eligible to participate and under which contributions by individual participants are neither required nor permitted. We also maintain a noncontributory, non-qualified excess pension plan and a non-qualified supplemental executive retirement plan, or SERP, which provide supplemental pension benefits to certain highly compensated employees. The excess pension plan and the SERP provide eligible employees with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to the Code’s limits on (1) annual compensation that can be taken into account under qualified plans or (2) annual benefits that can be provided under qualified plans. Employees who are eligible for the excess pension plans and the SERP may participate in one or the other, but not both plans.

NuStar GP, LLC Pension Plan

The Pension Plan is a traditional defined benefit pension plan established as of July 1, 2006 and designed to provide retirement benefits to our eligible employees based upon a specific formula. The formula used to calculate a pension benefit under the plan takes into consideration final average salary and total years of credited service. Certain participants who were participants in the Valero Energy Pension Plan prior to becoming eligible for participation in the Pension Plan received credit for their service recognized under the Valero Energy Pension Plan for purposes of vesting and eligibility under this plan.

Under an agreement between the companies, Valero Energy will pay pension benefits to eligible NuStar GP, LLC employees for their years of service with Valero Energy under the Valero Energy pension plan, and the employee’s highest annual salary will be determined with regard to service with NuStar GP, LLC after July 1, 2006 until the individual commences a benefit under the Valero Energy pension plan or terminates employment with NuStar GP, LLC. For more information about the Valero Energy Pension Plan, please see Valero Energy’s annual report on Form 10-K for the year ended December 31, 2008 and its 2009 annual proxy statement. The Pension Plan is intended to be a qualified plan under, and subject to, relevant provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended (ERISA).

The Pension Plan (supplemented, as necessary, by the excess pension plan or the SERP described below) provides a monthly pension at normal retirement equal to 1.6% of the eligible employee’s average monthly compensation (based upon the eligible employee’s earnings during the three consecutive calendar years during the last ten years of the eligible employee’s credited service, including service with our former parent, Valero Energy, affording the highest such average) times the eligible employee’s years of credited service. Pension benefits are not subject to any deduction for social security or other offset amounts.

Eligible employees are NuStar GP, LLC employees, except for those employees who are nonresident aliens, who are U.S. citizens but being paid by a foreign affiliated employer (as defined in the plan), who are covered by a collective bargaining agreement (unless it expressly provides for the benefits provided under the plan), or who are not yet participating.

NuStar GP, LLC Excess Pension Plan

The Excess Pension Plan was established effective as of July 1, 2006 for the purpose of providing benefits to eligible employees of NuStar GP, LLC whose pension benefits under the Pension Plan and the Valero Energy Pension Plan, where applicable, are subject to limitations under the Code. The Excess Pension Plan is an excess benefit plan as contemplated under ERISA for those benefits provided in excess of Section 415 of the Code. Benefits provided as a result of other statutory limitations are limited to a select group of management or highly compensated employees. The Excess Pension Plan is not intended to constitute either a qualified plan under the Code or a funded plan subject to ERISA. For employees of NuStar GP, LLC who were eligible to receive a benefit under the Valero Energy Excess Pension Plan (the Predecessor Excess Pension Plan) as of July 1, 2006, the Excess Pension Plan assumed the liabilities of the Predecessor Excess Pension Plan and will provide a single, nonqualified defined benefit to eligible employees for their pre-July 1, 2006 benefit accruals under the Predecessor Excess Pension Plan and their post-July 1, 2006 benefit accruals under this Excess Pension Plan.

An eligible employee’s monthly pension under the Excess Pension Plan will be equal to (i) 1.6% of the employee’s average monthly compensation multiplied by the employee’s years of service less (ii) the employee’s Pension Plan benefit. Mr. Bluntzer, Mr. Brattlof and Ms. Brown participate in the Excess Pension Plan.

NuStar GP, LLC Supplemental Executive Retirement Plan

The SERP was established effective as of July 1, 2006 for the purpose of providing certain highly compensated, management personnel of NuStar GP, LLC and its subsidiaries a supplement to the retirement benefit they may otherwise receive under the Pension Plan and the Valero Energy Pension Plan, where applicable. The SERP is not intended to constitute either a qualified plan under the Code or a funded plan subject to ERISA. For employees of NuStar GP, LLC who were eligible to receive a benefit under the Valero Energy Supplemental Executive Retirement Plan (the Prior SERP) as of July 1, 2006, the SERP assumed the liabilities of the Prior SERP and shall provide a single, nonqualified defined benefit to eligible employees for their pre-July 1, 2006 benefit accruals under the Prior SERP and their post-July 1, 2006 benefit accruals under this SERP.

An eligible employee’s monthly pension under the SERP will be equal to:

(i)	1.6% of the employee’s average monthly compensation multiplied by the employee’s years of service; plus

(ii)	0.35% of the product of the employee’s years of service and the amount that the employee’s average monthly compensation exceeds the lesser of:

a.	1.25 multiplied by the employee’s monthly covered compensation and

b.	the monthly FICA amount; minus

(iii)	the employee’s Pension Plan benefit.

Mr. Anastasio and Mr. Blank participate in the SERP.

NONQUALIFIED DEFERRED COMPENSATION

FOR YEAR ENDED DECEMBER 31, 2010

The following table provides additional information regarding contributions by NuStar GP, LLC and each of our NEOs under our non-qualified defined contribution and other deferred compensation plans during the year ended December 31, 2010. The table also presents each named executive officer’s withdrawals, earnings and year-end balances in such plans. Please see the descriptions of our Excess Thrift Plan and the Frozen Nonqualified 401(k) Plan above in “Compensation Discussion and Analysis- Post-Employment Benefits.”

Name	Executive Contributions in 2010 ($)(1)	Registrant Contributions in 2010 ($)(2)	Aggregate Earnings in 2010 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2010 ($)(5)
Anastasio	0	14,154	58,159	0	454,205
Blank	0	6,061	132,017	0	1,148,343
Bluntzer	0	3,905	4,859	0	23,975
Brattlof	0	0	1,945	0	8,472
Brown	0	3,905	4,104	0	20,267

Footnotes:

(1)	The executives made no contributions to these plans in 2010.

(2)	Amounts reported represent our contributions to our Excess Thrift Plan. All of the amounts included in this column are included within the amounts reported as “All Other Compensation” for 2010 in the Summary Compensation Table.

(3)	Amounts include the earnings (excluding dividends, if any), if any, of the executives’ respective account in (as applicable) our Excess Thrift Plan and our Frozen Nonqualified 401(k) Plan.

(4)	The executives made no withdrawals from and received no distributions under our plans in 2010.

(5)	Amounts include the aggregate balance, if any, of the executives’ respective account in (as applicable) our Excess Thrift Plan and our Frozen Nonqualified 401(k) Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs has entered into a Change of Control Severance Agreement with NuStar Energy and NuStar GP, LLC. These agreements seek to assure the continued availability of these executives in the event of a “change of control” (described below) of NuStar. When determining the amounts and benefits payable under the agreements, the Committee sought to secure compensation that is competitive in our market in order to recruit and retain executive officer talent. Consideration was given to the principal economic terms found in written employment and change of control agreements of other publicly traded companies.

When a change of control occurs, the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms of employment will not be adversely changed during the three-year period after a change of control. In addition, outstanding unit options held by the executive will automatically vest, restrictions applicable to outstanding restricted units held by the executive will lapse, and all unvested performance units held by the executive will fully vest and become payable at 200% of target. The executives are also entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code. Each agreement subjects the executive to obligations of confidentiality, both during the term and after termination, for secret and confidential information relating to NuStar Energy, NuStar GP, LLC and their affiliates (as defined in the agreement) that the executive acquired during his or her employment.

For purposes of these agreements, a “change of control” means any of the following (subject to additional particulars as stated in the agreements):

•	the acquisition by an individual, entity or group of beneficial ownership of 40% of NuStar GP Holdings’ voting interests;

•	the failure of NuStar GP Holdings to control NuStar GP, LLC, NuStar Energy’s general partner, Riverwalk Logistics, L.P., or all of the general partner interests of NuStar Energy;

•	Riverwalk Logistics, L.P. ceases to be NuStar Energy’s general partner or Riverwalk Logistics, L.P. is no longer controlled by either NuStar GP, LLC or one of its affiliates;

•	the acquisition of more than 50% of all voting interests of NuStar Energy then outstanding;

•	certain consolidations or mergers of NuStar GP Holdings;

•	certain consolidations or mergers of NuStar Energy;

•	sale of all or substantially all of the assets of NuStar GP Holdings to anyone other than its affiliates;

•	sale of all or substantially all of the assets of NuStar Energy to anyone other than its affiliates; or

•	change in the composition of the NuStar GP Holdings board of directors so that fewer than a majority of those directors are “incumbent directors” as defined in the agreement.

In the agreements, “cause” is defined to mean, generally, the willful and continued failure of the executive to perform substantially the executive’s duties, or the willful engaging by the executive in illegal or gross misconduct that is materially and demonstrably injurious to the company. “Good reason” is defined to mean, generally:

•	a diminution in the executive’s position, authority, duties and responsibilities,

•	failure of the successor of NuStar to assume and perform under the agreement, and

•	relocation of the executive or increased travel requirements.

SEC regulations require us to disclose potential payments to an executive in connection with his or her termination or a change of control of NuStar. We have elected to use the following table to make the required disclosures. Except as noted, values assumes that a change of control occurred on December 31, 2010, and that the executive’s employment was terminated on that date.

Under the change of control agreements, if an executive officer’s employment is terminated for “cause,” the officer will not receive any benefits or compensation other than any accrued salary or vacation pay that remained unpaid through the date of termination, and, therefore, there is no presentation of termination for “cause” below.

PAYMENTS UNDER CHANGE OF CONTROL SEVERANCE AGREEMENTS

Executive Benefits and Payments	Termination of Employment by the Company Other Than for “Cause” or Disability, or by the Executive for “Good Reason” (2)	Termination of Employment because of Death or Disability (3)	Termination by the Executive Other Than for “Good Reason” (4)	Continued Employment Following Change of Control (5)
Salary (1)
Anastasio	$1,464,000	$0	$0	$0
Blank	702,260	0	0	0
Bluntzer	629,340	0	0	0
Brattlof	596,580	0	0	0
Brown	629,340	0	0	0
Bonus (1)
Anastasio	$1,155,000	$385,000	$385,000	$0
Blank	346,000	173,000	173,000	0
Bluntzer	310,000	155,000	155,000	0
Brattlof	294,000	147,000	147,000	0
Brown	310,000	155,000	155,000	0
Pension, Excess Pension, and SERP Benefits
Anastasio	$647,987	$0	$0	$0
Blank	216,395	0	0	0
Bluntzer	345,801	0	0	0
Brattlof	132,665	0	0	0
Brown	167,515	0	0	0
Contributions under Defined
Contribution Plans
Anastasio	$157,086	$0	$0	$0
Blank	62,896	0	0	0
Bluntzer	56,360	0	0	0
Brattlof	53,435	0	0	0
Brown	56,360	0	0	0
Health and Welfare Plan
Benefits (6)
Anastasio	$67,170	$0	$0	$0
Blank	49,460	0	0	0
Bluntzer	36,420	0	0	0
Brattlof	42,452	0	0	0
Brown	28,186	0	0	0
Accelerated Vesting of
Restricted Units (8)
Anastasio	$2,090,598	$2,090,598	$2,090,598	$2,090,598
Blank	857,658	857,658	857,658	857,658
Bluntzer	762,162	762,162	762,162	762,162
Brattlof	709,286	709,286	709,286	709,286
Brown	768,415	768,415	768,415	768,415

Executive Benefits and Payments	Termination of Employment by the Company Other Than for “Cause” or Disability, or by the Executive for “Good Reason” (2)	Termination of Employment because of Death or Disability (3)	Termination by the Executive Other Than for “Good Reason” (4)	Continued Employment Following Change of Control (5)
Accelerated Vesting of
Performance Units (9)
Anastasio	$1,923,762	$1,923,762	$1,923,762	$1,923,762
Blank	818,058	818,058	818,058	818,058
Bluntzer	720,438	720,438	720,438	720,438
Brattlof	658,531	658,531	658,531	658,531
Brown	686,532	686,532	686,532	686,532
280G Tax Gross-Up (10)
Anastasio	$0	$0	$0	$0
Blank	0	0	0	0
Bluntzer	0	0	0	0
Brattlof	0	0	0	0
Brown	0	0	0	0
Totals
Anastasio	$7,714,843	$4,608,600	$4,608,600	$4,223,600
Blank	3,197,278	1,993,267	1,993,267	1,820,267
Bluntzer	2,983,037	1,760,116	1,760,116	1,605,116
Brattlof	2,598,705	1,626,573	1,626,573	1,479,573
Brown	2,758,104	1,721,703	1,721,703	1,566,703

Footnotes:

(1)	Per SEC regulations, for purposes of this analysis we assumed each executive’s compensation at the time of each triggering event to be as stated below. The listed salary is the executive’s actual annualized rate of pay as of December 31, 2010. The listed bonus amount represents the highest bonus earned by the executive in any of the fiscal years 2008, 2009 or 2010 (the three years prior to the assumed change of control):

Name	Annual Salary	Bonus
Anastasio	$488,000	$385,000
Blank	351,130	173,000
Bluntzer	314,670	155,000
Brattlof	298,290	147,000
Brown	314,670	155,000

(2)	The change of control agreements provide that if the company terminates the executive officer’s employment (other than for “cause,” death or “disability,” as defined in the agreement) or if the executive officer terminates his or her employment for “good reason,” as defined in the agreement, the executive is generally entitled to receive the following:

(A)	a lump sum cash payment equal to the sum of:

(i)	accrued and unpaid compensation through the date of termination, including a pro-rata annual bonus (for this table, we assumed that the executive officers’ bonuses for the year of termination were paid at year end);

(ii)	two times the sum of the executive officer’s (three times for Mr. Anastasio) annual base salary plus the executive officer’s highest annual bonus from the past three years,

(iii)	the amount of the actuarial present value of the pension benefits (qualified and nonqualified) the executive would have received for an additional two years of service (three years for Mr. Anastasio), and (iv) the equivalent of two years (three years for Mr. Anastasio) of employer contributions under NuStar GP, LLC’s tax-qualified and supplemental defined contribution plans; and

(B)	continued welfare benefits for two years (three years for Mr. Anastasio).

(3)	If the executive’s employment is terminated by reason of his death or disability, then his or her estate or beneficiaries will be entitled to receive a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a bonus equal to the highest bonus earned by the executive in the prior three years (prorated to the date of termination). In this example, the termination of employment was deemed to occur on the last day of the year; thus a full year’s bonus is shown in the table. In addition, in the case of disability, the executive would be entitled to any disability and related benefits at least as favorable as those provided by NuStar GP, LLC under its plans and programs during the 120-days prior to the executive’s termination of employment.

(4)	If the executive voluntarily terminates his employment other than for “good reason,” then he or she will be entitled to a lump sum cash payment equal to any accrued and unpaid salary and vacation pay plus a bonus equal to the highest bonus earned by the executive in the prior three years (prorated to the date of termination). In this example, the termination of employment was deemed to occur on the last day of the year; thus a full year’s bonus is shown in the table.

(5)	The change of control agreements provide for a three-year term of employment following a change of control. The agreements generally provide that the executive will continue to enjoy compensation and benefits on terms at least as favorable as in effect prior to the change of control. In addition, all outstanding equity incentive awards will automatically vest on the date of the change of control.

(6)	The executive is entitled to coverage under the welfare benefit plans (e.g., health, dental, etc.) for two years following the date of termination (three years for Mr. Anastasio).

(7)	The amounts stated in the table represent the gross value of previously unvested unit options derived by multiplying (x) the difference between (as applicable) $69.48 (the closing price of NuStar Energy L.P.’s units on the NYSE on December 31, 2010) or $36.33 (the closing price of NuStar GP Holdings, LLC’s units on the NYSE on December 31, 2010), and the options’ exercise prices, times (y) the number of unvested unit options.

(8)	The amounts stated in the table represent the gross value of previously unvested restricted units, derived by multiplying (x) the number of units whose restrictions lapsed because of the change of control, times (y) (as applicable) $69.48 (the closing price of NuStar Energy L.P.’s units on the NYSE on December 31, 2010) or $36.33 (the closing price of NuStar GP Holdings, LLC’s units on the NYSE on December 31, 2010).

(9)	The amounts stated in the table represent the product of (x) the number of performance units whose vesting was accelerated because of the change of control, times 200%, times (y) $69.48 (the closing price of NuStar Energy L.P.’s units on the NYSE on December 31, 2010).

(10)	If any payment or benefit is determined to be subject to an excise tax under Section 4999 of the Code, the executive is entitled to receive an additional payment to adjust for the incremental tax cost of the payment or benefit.

COMPENSATION OF DIRECTORS

DIRECTOR COMPENSATION (2010)

The following table provides a summary of compensation paid for the year ended December 31, 2010, to the Board. The table shows amounts earned by such persons for services rendered to NuStar GP, LLC in all capacities in which they served.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William E. Greehey	102,500	74,987	0	0	n/a	0	177,487
Curtis V. Anastasio	(2)	(2)	(2)	(2)	(2)	(2)	(2)
J. Dan Bates	75,250	49,991	0	0	n/a	0	125,241
Dan J. Hill	77,551	49,991	0	0	n/a	0	127,542
Stan L. McLelland	52,649	49,991	0	0	n/a	0	102,640
Rodman D. Patton	75,250	49,991	0	0	n/a	0	125,241

(1)	In addition to the fees paid according to the non-employee director compensation described below, the amounts disclosed in this column include reimbursement for expenses for transportation to and from Board meetings and lodging while attending meetings.

(2)	Mr. Anastasio is not compensated for his service as a director of NuStar GP, LLC. His compensation for his services as President and CEO are included above in the Summary Compensation Table.

(3)	The amounts reported represent the grant date fair value for the grant of restricted NuStar Energy L.P. units for the fiscal year ended December 31, 2010. Please see “Compensation Discussion and Analysis- Impact of Accounting and Tax Treatment- Accounting Treatment” above in this item for more information.

As of December 31, 2010, each director holds the following aggregate number of restricted unit and option awards:

Name	Aggregate # of Restricted Units	Aggregate # of Unit Options
William E. Greehey	2,372	0
Curtis V. Anastasio	*	*
J. Dan Bates	1,707	0
Dan J. Hill	1,707	0
Stan L. McLelland	1,707	0
Rodman D. Patton	1,707	0

*	Mr. Anastasio’s aggregate holdings are disclosed above in the Outstanding Equity Awards at December 31, 2010.

During 2010, non employee directors received a retainer fee of $45,000 per year, plus $1,250 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended telephonically. Directors who serve as chairperson of a committee receive an additional $10,000 annually. Each director is also reimbursed for expenses of meeting attendance. Directors who are employees of NuStar GP, LLC receive no compensation (other than reimbursement of expenses) for serving as directors. The Chairman of the Board receives an additional retainer fee of $50,000 per year. The Chairman of the Board receives no fees for attending committee meetings.

NuStar GP, LLC supplements the compensation paid to non employee directors other than the Chairman of the Board with an annual grant of restricted NuStar Energy L.P. units valued at $50,000 that vests in equal annual installments over a three year period. The Chairman of the Board receives an annual grant of restricted NuStar Energy L.P. units valued at $75,000 that vests in equal annual installments over a three year period. We believe this annual grant of restricted units increases the non-employee directors’ identification with the interests of NuStar Energy L.P.’s unitholders through ownership of NuStar Energy L.P. units. Upon a non-employee director’s initial election to the Board, the director will receive a grant of restricted units equal to the pro-rated amount of the annual grant of restricted units from the time of his or her election through the next annual grant of restricted units.

In the event of a “Change of Control” as defined in the 2000 LTIP, all unvested restricted units and unit options previously granted immediately become vested or exercisable. Each plan also contains anti dilution provisions providing for an adjustment in the number of restricted units or unit options, respectively, that have been granted to prevent dilution of benefits in the event any change in the capital structure of NuStar Energy affects the NuStar Energy L.P. units.

Compensation Committee

The Committee reviews and reports to the Board on matters related to compensation strategies, policies and programs, including certain personnel policies and policy controls, management development, management succession and benefit programs. The Committee also approves and administers NuStar Energy’s equity compensation plans and incentive bonus plan. The Board has adopted a written charter for the Committee. The members of the Committee are Dan J. Hill (Chairman), J. Dan Bates and Rodman D. Patton, none of whom is a current or former employee or officer of NuStar GP, LLC. The Committee met four times in 2010.

Compensation Committee Interlocks and Insider Participation

There are no Committee interlocks. None of Mr. Hill, Mr. Bates or Mr. Patton has served as an officer or employee of NuStar GP, LLC. Furthermore, except for compensation arrangements disclosed in this annual report on Form 10-K, NuStar Energy has not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any committee member, nor is NuStar Energy aware of any means, directly or indirectly, by which a committee member could receive a material benefit from NuStar Energy.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF KPMG LLP

On February 25, 2011, the Audit Committee of the Board recommended that the Board engage KPMG LLP (KPMG) to serve as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2011. KPMG also served as the Partnership’s independent registered public accounting firm for each of the fiscal years ended December 31, 2010 and 2009.

The Board requests unitholder approval of the following resolution adopted by the Board of Directors on February 25, 2011:

RESOLVED, that the appointment of the firm of KPMG as the independent registered public accounting firm for NuStar Energy L.P. for the purpose of conducting an audit of the consolidated financial statements and internal control over financial reporting of NuStar Energy L.P. and its subsidiaries for the fiscal year ending December 31, 2011 is hereby approved and ratified.

THE BOARD RECOMMENDS THAT THE UNITHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG AS NUSTAR ENERGY L.P.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Vote Required.    The ratification of the appointment of KPMG requires the affirmative vote of a majority of the issued and outstanding common units entitled to vote and that are present in person or by proxy at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. However, under Delaware law, an abstention on this proposal will have the same legal effect as an “against” vote.

Unitholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by applicable law, or by our Certificate of Limited Partnership, Third Amended and Restated Agreement of Limited Partnership, as amended to date, or other governing documents. Nonetheless, the Audit Committee is submitting the appointment of KPMG to the Partnership’s unitholders as a matter of good corporate practice. The Audit Committee is responsible for recommending our independent registered public accounting firm. Should unitholders fail to approve the appointment of KPMG, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than KPMG could be secured to deliver any or all of the Partnership’s independent auditing services required in 2011. The Audit Committee, however, would take the lack of unitholder approval into account when recommending an independent registered public accounting firm for 2012.

Representatives of KPMG are expected to be present at the Special Meeting to respond to appropriate questions raised at the Special Meeting or submitted to them in writing prior to the Special Meeting. The representatives may also make a statement if they desire to do so.

KPMG served as our independent registered public accounting firm and conducted the audit of our consolidated financial statements for each of the fiscal years ended December 31, 2010 and 2009. The Audit Committee of the Board of Directors has approved the appointment of KPMG to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2011. You are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees paid or accrued for professional services rendered by KPMG for the audit of our annual financial statements for fiscal years ended December 31, 2010 and 2009 and the aggregate fees paid or accrued for audit-related services and all other services rendered by KPMG for fiscal years ended December 31, 2010 and 2009.

	Year Ended December 31,
	2010	2009
Audit fees (1)	$2,218,660	$1,994,200
Audit-related fees (2)	60,930	0
Tax fees (3)	0	0

	$2,279,590	$1,994,200

(1)	Includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

(2)	Includes fees for services related to employee benefit plan audits, internal control reviews and accounting consultation.

(3)	Includes fees for the consultation and preparation of federal state and local tax returns.

All above audit services, audit-related services and tax services were pre-approved by the audit committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a pre-approval policy to address the approval of services rendered to the Partnership by its independent auditors. The text of that policy appears in Exhibit 99.01 to the Partnership’s annual report on Form 10-K for the fiscal year ended December 31, 2010.

None of the services (described above) for 2009 and 2010 provided by KPMG were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Report of the Audit Committee for Fiscal Year 2010 *

Management is responsible for the Partnership’s internal controls and the financial reporting process. KPMG, the Partnership’s independent registered public accounting firm for the fiscal year ended December 31, 2010, is responsible for performing an independent audit of the Partnership’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and generally accepted auditing standards, and an audit of the Partnership’s internal control over financial reporting in accordance with the standards of the PCAOB, and to issue their reports thereon. The Audit Committee monitors and oversees these processes and approves the selection and appointment of the Partnership’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the board of directors.

The Audit Committee has reviewed and discussed the Partnership’s audited financial statements with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the PCAOB. The Audit

Committee has received written disclosures and the letter from KPMG required by applicable requirements of the Audit Committee concerning its independence, and has discussed with KPMG that firm’s independence.

Based on the foregoing review and discussions and such other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board that the audited financial statements of the Partnership be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.

*    Members of the Audit Committee:

Rodman D. Patton (Chairman),

J. Dan Bates and

Dan J. Hill.

OTHER MATTERS

Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting.

Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders. Special meetings may be called by our general partner or by limited partners owning 20% or more of the outstanding common units of the class or classes for which a special meeting is proposed. Limited partners calling a special meeting must indicate in writing to our general partner the general or specific purposes for which the special meeting is to be called.

The SEC sets forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act or the law of any other state in which we are qualified to do business.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Date, Time and Place

We will hold a special meeting of our common unitholders on May 5, 2011 at 3:00 p.m., Central time, at 2330 N. Loop 1604 West, San Antonio, Texas 78248.

Purpose

At the special meeting, our common unitholders will be asked to consider and vote on the Amendment and to ratify the appointment of KPMG as our auditor.

Record Date and Quorum Requirement

We have fixed March 9, 2011, as the record date. Only holders of record of our common units as of the close of business on the record date will be entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were approximately 64,610,549 of our common units issued and outstanding and entitled to vote held by approximately 724 holders of record.

Each holder of record of our common units at the close of business on the record date is entitled to one vote for each common unit then held on each matter submitted to a vote of unitholders at the special meeting.

At the special meeting, the presence, in person or by proxy, of unitholders holding a majority of the common units outstanding as of the record date represented in person or by proxy will constitute a quorum for the special meeting.

If you are a record holder on the record date and vote by proxy or in person at the special meeting, you will be counted for purposes of determining whether there is a quorum at the special meeting. Proxies received but marked as abstentions will be counted for the purpose of determining whether there is a quorum for the transaction of business at the special meeting. Broker non-votes will also be counted for the purposes of determining if there is a quorum. A broker non-vote occurs when a bank, broker or other nominee holding units for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote. If you hold your units through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this proxy statement.

Voting Via Telephone or the Internet

Voting via telephone or the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern time, on May 4, 2011.

If you own your common units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available.

If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

If you own your common units in your own name, you may revoke your proxy at any time before it is voted at the special meeting by:

•	sending a written notice of revocation to Amy L. Perry at NuStar Energy L.P., 2330 N. Loop 1604 West, San Antonio, Texas 78248 before taking of the vote at the special meeting;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or Internet, in a timely manner; or

•	voting by ballot at the special meeting.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Voting at the Special Meeting

Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Vote Required at the Special Meeting; How Units are Voted

The Amendment (Proposal 1) and auditor ratification (Proposal 2) each require the approval of a majority of the outstanding units entitled to vote and represented in person or by proxy at the special meeting. In addition, a quorum of a majority of our outstanding common units present in person or by proxy is required for us to conduct the proposed business at the special meeting.

Pursuant to our current partnership agreement, our general partner may authorize its designated chairman of the special meeting to adjourn the special meeting. Subject to revocation, all common units represented by each properly executed proxy will be voted in accordance with the instructions indicated on the proxy. If you return a signed proxy card but do not provide voting instructions (other than in the case of broker non-votes), the persons named as proxies on the proxy card will vote “FOR” the approval of the proposals, and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the special meeting.

Abstentions will have the same affect as a vote against the Amendment and auditor ratification. Broker non-votes will not be considered votes cast, and thus will have no effect on the vote to approve the Amendment to the Plan (Proposal 1), assuming that we have a quorum.

The proxy card confers discretionary authority on the persons named on the proxy card to vote the common units represented by the proxy card on any other matter that is properly presented for action at the special meeting. As of the date of this proxy statement, we do not know of any other matter to be raised at the special meeting.

As of March 1, 2011, the directors and executive officers of NuStar GP, LLC beneficially owned, in the aggregate, common units representing approximately 2.487% of our outstanding common units. We believe that the members of our board of directors and the executive officers of NuStar GP, LLC intend to vote all of their common units “FOR” the approval of the Amendment and auditor ratification.

Proxy Solicitation

This proxy statement is being furnished in connection with our solicitation of proxies. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our common units. The directors, officers and regular employees of NuStar GP, LLC may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain electronic copies of documents we file with the SEC through our website http://www.nustarenergy.com. Information on our website is not incorporated by reference in this proxy statement. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Investor Relations, NuStar Energy L.P., at our principal executive office, which is: 2330 N. Loop 1604 West, San Antonio, Texas 78248; Telephone (210) 918-2000.

Appendix A

FORM OF

NUSTAR GP, LLC THIRD AMENDED AND RESTATED

2000 LONG-TERM INCENTIVE PLAN

Amended and Restated as of May 1, 2011

FORM OF

NUSTAR GP, LLC ~~SECOND~~THIRD AMENDED AND RESTATED

2000 LONG-TERM INCENTIVE PLAN

Amended and Restated as of ~~April~~May 1, ~~2007~~2011

SECTION 1.    Purpose of the Plan.

The NuStar GP, LLC 2000 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), by providing to employees and directors of NuStar GP, LLC, a Delaware limited liability company (the “Company”), and its Affiliates who perform services for the Partnership and its subsidiaries Unit-based incentive awards for superior performance. The Plan is also intended to enhance the Company’s and its Affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or other equity-based Awards granted under the Plan, the term “Affiliate” means all persons with whom the Company could be considered a single employer under Section 414(b) or Section (c) of the Code, substituting (for the purpose of determining whether Options or other equity-based Awards that may be subject to Section 409A of the Code are derived in respect of Units of the service recipient in order to comply with any applicable requirements of Section 1.409A-1(b)(5)(iii) of the proposed regulations issued under Section 409A of the Code or any successor regulation or other regulatory guidance relating thereto) “20 percent” in place of “80 percent” in determining a controlled group under Section 414(b) of the Code and in determining trades or businesses that are under common control for purposes of Section 414(c) of the Code.

2.2	“Award” means a grant of one or more Options, Performance Units, Performance Cash or Restricted Units pursuant to the Plan, and any tandem DERs granted with respect to such Award.

2.3	“Board” means the Board of Directors of the Company.

2.4

“Cause” shall mean the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) the Company’s (or applicable Affiliate’s) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Company (or applicable Affiliate), (iv) the Company’s (or its applicable Affiliate’s) reasonable determination that the

Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (v) the Company’s (or applicable Affiliate’s) reasonable determination that (a) the Participant has violated any policy of the Company (or applicable Affiliate), including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service as a non-employee Director of the Company (or applicable Affiliate), or (b) the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company or any of its Affiliates.

2.5	“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by NuStar GP Holdings, LLC and its Affiliates or the Company; (ii) the consolidation or merger of the Partnership or the Company with or into another Person pursuant to a transaction in which the outstanding voting interests of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where, in the case of the Company, (a) all outstanding voting interests of the Company are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and (b) the holders of the voting interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, NuStar GP Holdings, LLC retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent; NuStar GP Holdings, LLC or (iii) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of NuStar GP Holdings, LLC or the Company then outstanding, other than, in the case of the Company, ~~(a)~~ in a merger or consolidation which would not constitute a Change of Control under clause (ii) above ~~and (b) Valero Energy Corporation and its Affiliates~~; or (iv) in the case of NuStar GP Holdings, LLC, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in NuStar GP Holdings, LLC cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger, consolidation or other form of business transaction or series of business transactions.

Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

2.8	“Covered Participants” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated like such a covered employee.

2.9	“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.10	“DER” means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

2.11	“Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

2.12	“Employee” means any employee of the Company or an Affiliate, as determined by the Committee.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14	“Fair Market Value” means the closing sales price of a Unit on the New York Stock Exchange on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading). If Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

2.15	“Good Reason” means:

(i)	a reduction in the Participant’s annual base salary;

(ii)	failure to pay the Participant any compensation due under an employment agreement, if any;

(iii)	failure to continue to provide benefits substantially similar to those then enjoyed by the Participant unless the Partnership, the Company or their Affiliates provide aggregate benefits equivalent to those then in effect; or

(iv)	failure to continue a compensation plan or to continue the Participant’s participation in a plan on a basis not materially less favorable to the Participant, subject to the power of the Partnership, the Company or their Affiliates to amend such plans in their reasonable discretion; or

(v)	the Partnership, the Company or their Affiliates purported termination of the Participant’s employment for Cause or disability not pursuant to a procedure indicating the specific provision of the definition of Cause contained in this Plan as the basis for such termination of employment;

The Participant may not terminate for Good Reason unless he has given written notice delivered to the Partnership, the Company or their Affiliates, as appropriate, of the action or inaction giving rise to Good Reason, and if such action or inaction is not corrected within thirty (30) days thereafter, such notice to state with specificity the nature of the breach, failure or refusal.

2.16	“Option” means an option to purchase Units as described in Section 6.1.

2.17	“Participant” means any Employee or Director granted an Award under the Plan.

2.18	“Performance Award” means an Award made pursuant to this Plan to a Participant which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Units, Performance Cash or DERs.

2.19	“Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.4 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.

2.20	“Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.21	“Performance Period” means the time period designated by the Committee during which performance goals must be met.

2.22	“Performance Unit” means an Award, designated as a Performance Unit in the form of Units or other securities of the Company, granted to a Participant pursuant to Section 6.4 hereof, the value of which is determined, in whole or in part, by the value of Units and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.

2.23	“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.24	“Restricted Period” means the period established by the Committee with respect to the vesting of an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

2.25	“Restricted Unit” means a phantom unit granted under the Plan which is equivalent in value and in dividend and interest rights to a Unit, and which upon or following vesting entitles the Participant to receive a Unit.

2.26	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereof as in effect from time to time.

2.27	“SEC” means the Securities and Exchange Commission.

2.28	“Unit” means a common unit of the Partnership.

SECTION 3.    Administration.

Annual grant levels for Participants will be recommended by the Chief Executive Officer of the Company, subject to the review and approval of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4.    Units Available for Awards.

4.1	Units Available. Subject to adjustment as provided in Section 4.3, the number of Units with respect to which Awards may be granted under the Plan is ~~1,500,000.~~3,250,000. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. In the event that Units issued under the Plan are reacquired by the Partnership or the Company pursuant to any forfeiture provision, such Units shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Units, the number of Units available shall be increased by the number of Units delivered by the Participant.

4.2	Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion; provided that none of the Units delivered pursuant to an Award shall be Units newly issued by the Partnership solely to satisfy such delivery obligation.

4.3	Adjustments. If the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5.    Eligibility.

Any Employee or Director shall be eligible to be designated a Participant.

SECTION 6.    Awards.

6.1	Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)	Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than its Fair Market Value as of the date of grant.

(ii)	Time and Method of Exercise. The Committee shall determine the Restricted Period (i.e., the time or times at which an Option may be exercised in whole or in part) and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property, a note from the Participant (in a form acceptable to the Company), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

(iii)	Term. Subject to earlier termination as provided in the grant agreement or the Plan, each Option shall expire on the 10th anniversary of its date of grant.

(iv)	Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with the Company or its Affiliates or membership on the Board of the Company or its Affiliates, whichever is applicable, involuntarily for Cause or on a voluntary basis (other than for retirement, death or disability of the Participant (see Section 6.3(ix) below)) during the applicable Restricted Period, (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the 30th day following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. If a Participant’s employment or service as a Director is involuntarily terminated by the Company other than for Cause: (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on last day of the twelfth month following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Options.

(v)	In connection with the sale by Valero Energy Corporation (“VEC”) of its ownership interest in NuStar GP Holdings, LLC to public unitholders in a series of public offerings, VEC ceased to be an Affiliate of the Company effective December 22, 2006. Employees of VEC were deemed to have experienced a termination of employment as a result of the loss of the Affiliate relationship. However, notwithstanding the provisions in Section 6.1(iv) above, immediately prior to the closing of the public offering of the Units on December 22, 2006, all Options that (a) were granted under the Plan and are held by VEC Employees, and (b) are in full force and effect on December 22, 2006, shall remain outstanding, shall be fully vested and shall not be subject to lapse and forfeiture as provided in Section 6.1(iv) above. Such Options shall remain outstanding and in full force and shall expire on the close of business on December 22, 2007.

6.2	Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restrict Period (if any), the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units.

(i)	DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)	Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with the Company or its Affiliates for any reason (other than for retirement, death or disability of the Participant (see Section 6.3(ix) below)) during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii)	Lapse of Restrictions. Upon the vesting of each Restricted Unit, the Participant shall be entitled to receive from the Company one Unit subject to the provisions of Section 8.2.

(iv)	As described in Section 6.1(v) above, Employees of VEC were deemed to have experienced a termination of employment as a result of the loss of the Affiliate relationship with VEC in connection with the sale by VEC of its ownership interest in NuStar GP Holdings, LLC. However, notwithstanding the provisions in Section 6.2(ii) above, any Restricted Unit granted under the terms of the Plan to, and held by, any VEC Employee which remains unvested as of December 22, 2006 shall immediately vest and become non-forfeitable as of December 22, 2006.

6.3	General.

(i)

Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate, including the Annual Incentive Plan or the Intermediate Incentive Compensation Plan. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)	Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)	Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)	Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi)	Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award agreement (including, without limitation, any exercise price or any tax withholding) is receivable by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalent and the value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii)	Change of Control. Upon a Change of Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

(viii)

Sale of Significant Assets. In the event the Company or the Partnership sells or otherwise disposes of a significant portion of the assets under its control, (such significance to be determined by action of the Board of the Company in its sole discretion) and as a consequence of such disposition (a) a Participant’s employment is terminated by the Partnership, the Company or their affiliates without Cause or by the Participant for Good Reason or (b) as a result of such sale or disposition, the Participant’s employer shall no longer be the Partnership, the Company or one of their Affiliates, then all of such Participant’s Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

(ix)	Retirement, Death, Disability. Except as otherwise determined by the Committee and included in the Participant’s Award agreement, if a Participant’s employment is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award’s original terms, provided, however, that any Restricted Units held by such Participant which remain unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.

6.4	Performance Based Awards.

(i)	Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Cash, or DERs to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units granted under the Plan shall have a minimum Restricted Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or retirement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(ii)	Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Partnership generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(iii)	Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, Units, or a combination thereof as determined by the Committee.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan.

7.1	Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

7.2	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award therefore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

7.3	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8.    General Provisions.

8.1	No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

8.2	Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

8.3	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

8.4	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

8.5	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6	Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7	No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

8.8	No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.9	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.10	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

8.11	Code Section 409A. Notwithstanding anything in this Plan to the contrary, Awards granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

SECTION 9.    Term of the Plan.

The Plan was amended and restated effective January 26, ~~2006.~~2006 and April 1, 2007. The current amendment and restatement was approved by the holders of Units and became effective on ~~October~~May 1, ~~2006.~~2011. The Plan shall continue until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first, provided, however, that notwithstanding the foregoing, no Award shall be made under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SECTION 10.    Special Provisions Applicable to Covered Participants.

Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 10 in addition to the requirements of Section 6.4, above. Should conditions set forth under this Section 10 conflict with the requirements of Section 6.4, the conditions of this Section 10 shall prevail.

10.1	Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

10.2	Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Partnership or any Affiliate:

(i)	Increased revenue;

(ii)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(iii)	Unit price measures (including but not limited to growth measures and total unitholder return);

(iv)	Market share;

(v)	Earnings per unit (actual or targeted growth);

(vi)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(vii)	Economic value added (“EVA®”);

(viii)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(ix)	Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(x)	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(xi)	Expense measures (including but not limited to overhead cost and general and administrative expense);

(xii)	Margins;

(xiii)	Unitholder value;

(xiv)	Total unitholder return;

(xv)	Proceeds from dispositions;

(xvi)	Pipeline and terminal utilization;

(xvii)	Total market value; and

(xviii)	Corporate values measures (including ethics compliance, environmental, and safety).

10.3	Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

10.4	Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

10.5	Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

10.6	Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

10.7	Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 10.

NUSTAR ENERGY L.P. 2330 N. LOOP 1604 WEST SAN ANTONIO, TX 78248	VOTE BY INTERNET - www.proxyvote.com

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M32307-S77386                         KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

NUSTAR ENERGY L.P.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain
1.	To approve the NuStar GP, LLC Third Amended and Restated 2000 Long-Term Incentive Plan increasing the total number of common units available under the plan to 3.25 million.			☐	☐	☐
2.	Ratify the appointment of KPMG LLP as NuStar Energy L.P.’s independent registered accounting firm for 2011.			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Unitholder,

NuStar Energy L.P. encourages you to take advantage of convenient ways by which you can vote these units. You can vote these units 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Please have this voting form in hand and follow the instructions on the reverse side. Your telephone or Internet vote authorizes the proxies named in the below proxy voting instruction card.

Your vote is important. Thank you for voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M32308-S77386

NUSTAR ENERGY L.P.

A Special Meeting of Unitholders

May 5, 2011

This proxy is solicited by the Board of Directors

By signing on the reverse side, I (we) hereby appoint each of Bradley C. Barron and Amy L. Perry, or either of them (the “proxies”), as proxy holders, each with full power of substitution, to represent and to vote all units of NuStar Energy L.P. that the undersigned could vote at NuStar Energy L.P.’s Special Meeting of Unitholders to be held at NuStar Energy L.P.’s offices at 2330 N. Loop 1604 West, San Antonio, TX 78248, on Thursday, May 5, 2011 at 3:00 p.m. CDT, including any adjournment thereof, in the matter stated herein as to the matters set forth in the Notice of Special Meeting and Proxy Statement, and in their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not vote by telephone or over the Internet, please sign and return this card using the enclosed envelope.

Continued and to be signed on reverse side